                                    ADDENDUM NO. 1

     This ADDENDUM NO. 1 (this "Addendum") is made in connection with and is a part of that certain Lease, dated as of August 19, 1998, by and between GOLDEN PACIFIC, LLC, a Delaware limited liability company, as Landlord, and ADAC LABORATORIES, as Tenant, (the "Lease").

     1. DEFINITIONS AND CONFLICT. All capitalized terms referred to in this Addendum shall have the same meaning as provided in the Lease, except as expressly provided to the contrary in this Addendum. In case of any conflict between any term or provision of the Lease and any exhibits attached thereto and this Addendum, this Addendum shall control.

     2. ACCEPTANCE OF PREMISES. Landlord represents and warrants that as of the Effective Date (a) the roof, all structural portions of the Premises, plumbing, electrical, sprinklers and heating and air conditioning system for the Premises are in good working order and repair. If there is a breach of the foregoing representation and warranty within sixty (60) days after the Commencement Date and Tenant provides written notice to Landlord within said sixty (60) day period specifying the nature of the breach, then Landlord, at its expense, shall promptly rectify such breach in a manner reasonably determined by Landlord. The failure of Tenant to provide written notice of such breach of the warranties set forth above within the specified time periods shall be conclusively deemed that no such breach occurred. Tenant's acceptance of the Premises shall not be deemed a waiver of Tenant's right to have latent defects in the roof structure, foundation, footings, floor slab and exterior and load bearing walls repaired at Landlord's expense; provided that Tenant shall give notice to Landlord promptly after Tenant has knowledge of such defect or such defect becomes reasonably apparent. Landlord agrees to assign to Tenant during the Lease Term any warranty from any vendor with respect to the Premises which is applicable to the Premises and will reduce Tenant's maintenance obligations under this Lease, subject to Landlord's right to retain an interest in such warranty if Tenant does not enforce such warranty. Such assignment is made without representation or warranty as to the assignability, existence or validity of any such warranty.

     3. COMPLIANCE WITH REGULATIONS. Landlord represents and warrants to its knowledge that as of the Effective Date: (a) the Private Restrictions do not prohibit the permitted uses set forth in Section N of the Summary of Basic Lease Terms, and (b) Landlord is not in receipt of notice of a violation of any Law pertaining to the Premises (provided that Landlord has informed Tenant that due to the age of the Building there may be work required to comply with existing Laws in connection with the construction of the Tenant Improvements).

     4. PARKING. The parties hereby acknowledge and agree that Tenant's parking rights described in Section H of the Summary and Section 4.5 of this Lease are included in the Base Monthly Rent, and under no circumstances, including, without limitation, Landlord's institution of a validation or assessment program, shall Tenant be required to pay Landlord or Landlord's Agents any additional amount for said parking rights.

     5. TRADE FIXTURES. All Tenant's Trade Fixtures and personal property installed in the Premises at Tenant's expense ("Tenant's Property") shall at all times remain Tenant's property and Tenant shall be entitled to all depreciation, amortization and other tax benefits with respect thereto. At any time Tenant may remove Tenant's Property from the Premises, provided Tenant repairs all damage caused by such removal. Landlord shall have no lien or other interest whatsoever in any item of Tenant's Property, or any portion thereof or interest therein located in the Premises or elsewhere, and Landlord hereby waives all such liens and interests. Within twenty (20) days following Tenant's request, Landlord shall execute documents in a form reasonably acceptable to Landlord and Tenant to evidence Landlord's waiver of any right, title, lien or interest in Tenant's Property located in the Premises.

     6. REPAIRS AND MAINTENANCE. Notwithstanding anything to the contrary in this Lease, Landlord shall perform and construct, and Tenant shall have no responsibility to perform or construct, any repair, maintenance, restoration, replacement, renewal or improvement (i) necessitated by the gross negligence or willful misconduct of Landlord or Landlord's Agents, or

(ii) to the structural portions of the Project (which for purposes hereof shall mean the roof structure, foundation, floor slab, footings, exterior and load bearing walls of any building).

     7. COMMON AREAS. Notwithstanding anything to the contrary in Section 6.3 of the Lease, Tenant shall at all times during the Term of this Lease have reasonable access to and from the Premises and the parking lot outlined on EXHIBIT A attached to this Lease.

8.   HAZARDOUS MATERIALS.

          (a) LIMITATION. Under no circumstance shall Tenant be liable for any liabilities, losses, claims, damages, lost profits, consequential damages, interest, penalties, fines, monetary sanctions, attorneys' fees, experts' fees, court costs, remediation costs, investigation costs, and other expenses of every type and nature, directly or indirectly arising out of or in connection with (i) any pre-existing condition at the Project that may be in violation of the Hazardous Materials Laws, or (ii) any use of Hazardous Materials by any other tenant in the Project or any third party other than Tenant or Tenant's Agents, or (iii) any migration of any Hazardous Materials from neighboring property in, to, under or about the Building or Project.

          (b) LANDLORD'S REPRESENTATION. Landlord represents and warrants to the best of its actual knowledge, without independent investigation or the imputation of knowledge from any other party, that as of the Effective Date, Landlord (i) is not in receipt of notice of a violation nor is Landlord aware of any violation of any applicable Hazardous Materials Laws as of the date hereof with respect to the Premises or Building, (ii) no Hazardous Material is present on the Premises, Building or Project in violation of any applicable Hazardous Materials Laws, (iii) no underground storage tanks or asbestos-containing building materials are present in the Premises or Building in violation of any Hazardous Materials Laws, and (iv) no action, proceeding or claim is pending or threatened regarding the Premises, Building or Project concerning the presence of any Hazardous Materials. Landlord covenants and agrees that it shall not deposit or dispose of any Hazardous Materials in the Building or Project in violation of the applicable Hazardous Materials Laws. Under no circumstances shall Landlord be liable to Tenant for any Hazardous Use by any tenant in the Project or any third party or as a result of any migration of any Hazardous Materials from adjacent property in, to, under or about the Building or Project. The foregoing representation and warranty is made by Landlord, but shall not be applicable to any lender under any mortgage or deed of trust now or hereafter encumbering the Building or Project or any such lender that acquires the Building or Project through foreclosure, trustee sale or deed in lieu thereof or by person acquiring the Building or Project from such lender.

     9.   COMMON OPERATING EXPENSES.

          (a) EXCLUSIONS. Notwithstanding anything contained in the Lease, Common Operating Expenses shall not include and in no event shall Tenant have any obligation to perform or to pay directly, or to reimburse Landlord for, all or any portion of the following costs and expenses:

               (1) Costs occasioned by the violation of any Law by Landlord or Landlord's Agents or by the gross negligence or willful misconduct of Landlord or Landlord's Agents;

               (2) Costs occasioned by fire, acts of God, or other casualties or by the exercise of the power of eminent domain;

               (3) Costs to correct any construction defect in the structural portions of the Building or Project, which for purposes hereof shall mean the foundation, footings, floor slab, exterior and load bearing walls and roof structure (as opposed to the roof covering or membrane), or the costs to comply with any Private Restrictions or Laws relating to the Building or Project for work or improvements required under the Private Restrictions or Laws prior to the Effective Date;

               (4) Depreciation, amortization (except as permitted above) or other expense reserves;

               (5) Interest, charges and fees incurred on debt, payments on mortgages and rent under ground leases;

               (6) The amount of the deductible under any insurance policy; provided, however, that if Tenant or any Tenant's Agents causes the damage, loss or claim, then Tenant shall be solely responsible for payment of the applicable deductible to Landlord; provided further, however, that in no event shall Tenant be required to pay any deductibles for earthquake or flood insurance maintained in connection with the Project, Building or Premises;

               (7) Costs incurred in connection with the presence of any Hazardous Material, except to the extent caused by the storage, use or disposal of the Hazardous Material in question by Tenant or Tenant's Agents;

               (8) Costs to the extent for which Landlord has a right of reimbursement from another tenant at the Project, another source or a vendor under any warranty, except for warranty claims that Landlord determines in its commercially reasonable discretion not to pursue or does not collect;

               (9) Costs for which Tenant reimburses Landlord directly or which Tenant pays directly to a third person;

               (10) Costs relating to improvements and equipment that should be capitalized under generally accepted accounting principles, except for Tenant's Share of the amortized cost (with interest) of such improvement or equipment to the extent provided in this Lease; and

               (11) Costs relating to the repair, maintenance and replacement of the structural elements of the Premises, Building, Common Areas or Project.

          (b) ALLOCATIONS. Since the Project consists of three (3) separate buildings including the Building, certain Common Operating Costs may pertain to a particular building and other Common Operating Costs to the Project as a whole. Common Operating Costs applicable to any particular building within the Project shall be allocated and charged to the building in question whose tenants shall be responsible for payment of their respective proportionate shares in the pertinent building and other Common Operating Costs applicable to the Project shall be allocated and charged to each building in the Project based on the ratio that each building's gross leasable area bears to the total gross leasable area of all buildings in the Project, with the tenants in each building in the Project being responsible for paying their respective proportionate shares of such costs. Landlord shall in good faith attempt to allocate such Common Operating Costs to the buildings (including the Building) or Project, as the case may be.

     10. TENANT DEFAULT. Any reference in the Lease to the term "default" used in the context of whether or not Tenant is in default, shall be deemed to refer to an Event of Tenant's Default as defined in Article 13 of the Lease, so that Tenant is given the required notice and opportunity to cure as set forth therein.

     11. LANDLORD'S DEFAULT. If Landlord fails to perform any of its obligations under the Lease within a reasonable time but in no event later than thirty (30) days after Landlord's receipt of written notice from Tenant (or such longer period of time if such default cannot reasonably be cured within said thirty (30) day period, provided, Landlord commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion), Tenant may cure any default of Landlord, at Landlord's cost, and Landlord shall pay to Tenant the cost of such cure, plus interest at the Agreed Interest Rate, within fifteen (15) days after receipt of written demand.

     12. LANDLORD'S ENTRY OF PREMISES. Any entry by Landlord and Landlord's Agents under section 15.1 of the Lease shall not impair Tenant's operations more than reasonably necessary. During any such entry, Landlord and Landlord's Agents shall comply with Tenant's reasonable security measures, shall not impair Tenant's operations more than reasonable necessary, and shall, at Tenant's election, be accompanied by a representative Tenant if one is available at the time.

     13. SUBORDINATION, RECOGNITION AND ATTORNMENT. At no cost or expense to Landlord, Landlord shall request that the holder of a Security Instrument provide its written agreement providing for the recognition of Tenant's rights, interests and options under the Lease in the event of a foreclosure or termination of the holder's Security Instrument (the "NDA"). Tenant shall execute reasonable documents subordinating its interest in the Lease in accordance with Section 15.4 provided any such Lender agrees to recognize all of Tenant's rights, interests and options under this Lease in writing. Tenant shall also attorn to a purchaser of the Premises at any foreclosure or private sale or to any grantee or transferee, in the event such party agrees to recognize Tenant's rights, interests and options under this Lease in writing. Landlord's sole obligation under this section is to request such NDA. Tenant is responsible for paying all costs and expenses for such NDA, including, without limitation, the lender attorneys' fees and disbursements. Obtaining the NDA is not a condition precedent to the Lease. The failure of such lender to issue its NDA shall not relieve Tenant of any of its obligations under the Lease.

     14. RULES AND REGULATIONS. Tenant shall not be required to comply with any rule or regulation if the rule or regulation unreasonably interferes with Tenant's use of or access to the Premises or Tenant's parking rights or if such rule or regulation materially increases Tenant's obligations or materially decreases Tenant's rights under the Lease.

     15. UTILITIES. Landlord represents and warrants to its best knowledge without independent investigation that the Premises are separately metered for electricity and gas; however, the electricity for the Premises also provides electricity for the exterior lighting of the Building.

                                       LEASE


                                   BY AND BETWEEN


                          GOLDEN PACIFIC PROPERTIES, LLC,
                       a Delaware limited liability company,
                                    as Landlord


                                        and


                                 ADAC LABORATORIES
                             a California corporation,
                                     as Tenant


                       AFFECTING PREMISES COMMONLY KNOWN AS

                       1860 Barber Lane, Milpitas, California

                                  TABLE OF CONTENTS


                                                                         PAGE
                                                                         -----
ARTICLE 1 - DEFINITIONS                                                    1

ARTICLE 2 - DEMISE, CONSTRUCTION, AND ACCEPTANCE                           2

ARTICLE 3 - RENT                                                           3

ARTICLE 4 - USE OF PREMISES                                                3

ARTICLE 5 - TRADE FIXTURES AND ALTERATIONS                                 5

ARTICLE 6 - REPAIR AND MAINTENANCE                                         6

ARTICLE 7 - WASTE DISPOSAL AND UTILITIES                                   7

ARTICLE 8 - COMMON OPERATING EXPENSES                                      8

ARTICLE 9 - INSURANCE                                                      10

ARTICLE 10 - LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY              11

ARTICLE 11 - DAMAGE TO PREMISES                                            12

ARTICLE 12 - CONDEMNATION                                                  13

ARTICLE 13 - DEFAULT AND REMEDIES                                          14

ARTICLE 14 - ASSIGNMENT AND SUBLETTING                                     15

ARTICLE 15 - GENERAL PROVISIONS                                            18

EXHIBITS

   Exhibit A - Site plan of the Project and Outline of the Premises
   Exhibit B - Work Letter for Tenant Improvements
   ADDENDUM NO. 1

                             SUMMARY OF BASIC LEASE TERMS



SECTION                                         TERMS
(LEASE REFERENCE)

    A.              LEASE REFERENCE DATE: August 19, 1998
(Introduction)

    B.              LANDLORD:           GOLDEN PACIFIC PROPERTIES, LLC,
(Introduction)                          a Delaware limited liability company

    C.              TENANT:             ADAC LABORATORIES
(Introduction)                          a California corporation

    D.              PREMISES:           All of the space in the Building which contains approximately
(Section 1.21)                          27,293 square feet of gross leasable area, as outlined in
                                        EXHIBIT A attached hereto.

    E.              PROJECT:            The Building, a commercial building located at 1820 McCarthy Boulevard, Milpitas,
(Section 1.22)                          CA containing approximately 41,263 square feet of space, another commercial building located at 1840 McCarthy Boulevard, Milpitas, CA containing approximately 39,428 square feet of space, together with the Common Areas and the land on which such improvements are located, as outlined in EXHIBIT A attached hereto.

    F.              BUILDING:           The building in which the Premises are located, having an
(Section 1.7)                           address of 1860 Barber Lane, Milpitas, CA 95035, and containing 27,293 square feet of gross leasable area.

    G.              TENANT'S SHARE:     100% of the Building, and
(Section 1.29)                          25.28% of the Project (i.e., 27,293/107,984)

    H.              TENANT'S ALLOCATED PARKING STALLS: 109 parking stalls based on a ration of 4
(Section 4.5)       parking stalls per 1,000 square feet in the Premises.

    I.              SCHEDULED COMMENCEMENT DATE: September 15, 1998
(Section 1.26)

    J.              LEASE TERM:         Sixty (60) calendar months (plus the partial month following the Commencement Date if
(Section 1.18)                          such date is not the first day of a month), commencing on September 15, 1998 (the
                                        "Commencement Date" and expiring September 30, 2003.  If the Commencement Date is other than the first day of a calendar month, the first month shall include the remainder of the calendar month in which the Commencement Date occurs plus the first full calendar month thereafter, and Base Monthly Rent for such first month shall include the full monthly rent for the first full calendar month plus monthly rent for the partial month in which the
                                        Commencement Date occurs prorated on a daily basis at the monthly rent provided for the first calendar month.

    K.              BASE MONTHLY RENT:
(Section 3.1)       MONTHS              MONTHLY BASE RENT
                    1-12                $44,214.66
                    13-24               $45,541.10
                    25-36               $46,907.33
                    37-48               $48,314.55
                    49-60               $49,763.99

    L.              PREPAID RENT:       $44,214.66 plus $6,548.44 for Tenant's Share of Common
(Section 3.3)                           Operating Expenses.


    M.              SECURITY DEPOSIT:   $49,763.99
(Section 3.5)

    N.              PERMITTED USE:      general administrative offices, sales, research and
(Section 4.1)                           development, light manufacturing (of non-Hazardous




                                          1


                                        Materials hereinafter defined), warehouse and such other uses as are approved in writing by
                                        Landlord, which approval shall not be unreasonably withheld.

    O.              PERMITTED TENANT'S ALTERATIONS LIMIT:  $10,000.00
(Section 5.2)

    P.              TENANT'S LIABILITY INSURANCE MINIMUM:  $3,000,000.00
(Section 9.1)

    Q.              LANDLORD'S ADDRESS:
(Section 1.3)       c/o Gibson Speno Properties
                    5201 Great America Parkway
                    Suite 243
                    Santa Clara, CA 95054
`                   Attn.:  Ruth Cornthwaite

                    With a copy to:

                    Divco West Group, LLC
                    150 Almaden Boulevard, Suite 700
                    San Jose, CA 95113
                    Attn.:  Rosanna Davidson

    R.              TENANT'S ADDRESS:
(Section 1.3)       ADAC Laboratories
                    540 Alder Drive
                    Milpitas, CA 95035
                    Attn.: Karen Masterson, General Counsel

    S.              RETAINED REAL ESTATE BROKERS:
(Section 15.13)     Craig L. Fordyce and Michael L. Rosendin of Colliers Parrish International, Inc., representing the Landlord and
                    Tony Lautmann of the Staubach Company representing the Tenant.

    T.              LEASE:              This Lease includes the summary of the Basic Lease
(Section 1.17)                          Terms, the Lease, and the following exhibits and addenda (if any):

                    EXHIBIT A - Project Site Plan and Outline of the Premises
                    EXHIBIT B - Work Letter for Tenant Improvements
                    EXHIBIT C - Hazardous Materials Questionnaire
                    ADDENDUM NO. 1

The foregoing Summary is hereby incorporated into and made a part of this Lease.  Each reference in this Lease to any term of the
Summary shall mean the respective information set forth above and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information.  In the event of any conflict between the Summary and the Lease, the
Summary shall control.





 LANDLORD:                                  TENANT:

 GOLDEN PACIFIC PROPERTIES, LLC,            ADAC LABORATORIES
 a Delaware limited liability company       a California corporation

 By:  Divco West Group, LLC,                By:  ______________________________
      a Delaware limited liability company Name: _____________________________ Its Authorized Agent
                                            Title: ____________________________
      By:  __________________________
      Name:     Scott Smithers
      Its:      President                   Dated:    August __, 1998

      Dated:    August __, 1998

                                        LEASE

        This Lease is dated as of the lease reference date specified in SECTION A of the Summary and is made by and between the party identified as Landlord in SECTION B of the Summary and the party identified as Tenant in SECTION C of the Summary.

                                     ARTICLE 1
                                    DEFINITIONS

        1.1 GENERAL: Any initially capitalized term that is given a special meaning by this Article 1, the Summary, or by any other provision of this Lease (including the exhibits attached hereto) shall have such meaning when used in this Lease or any addendum or amendment hereto unless otherwise clearly indicated by the context.

        1.2     ADDITIONAL RENT:  The term "Additional Rent" is defined in
PARA 3.2.

        1.3 ADDRESS FOR NOTICES: The term "Address for Notices" shall mean the addresses set forth in SECTIONS Q AND R of the Summary.

        1.4 AGENTS: The term "Agents" shall mean the following: (i) with respect to Landlord or Tenant, the agents, employees, contractors, and invitees of such party; and (ii) in addition with respect to Tenant, Tenant's subtenants and their respective agents, employees, contractors, and invitees.

        1.5 AGREED INTEREST RATE: The term "Agreed Interest Rate" shall mean that interest rate determined as of the time it is to be applied that is equal to the lesser of (i) 5% in excess of the discount rate established by the Federal Reserve Bank of San Francisco as it may be adjusted from time to time, or (ii) the maximum interest rate permitted by Law.

        1.6 BASE MONTHLY RENT: The term "Base Monthly Rent" shall mean the fixed monthly rent payable by Tenant pursuant to PARA 3.1 which is specified in SECTION K of the Summary.

        1.7 BUILDING: The term "Building" shall mean the building in which the Premises are located which Building is identified in SECTION F of the Summary, the gross leasable area of which is referred to herein as the "Building Gross Leasable Area."

        1.8 COMMENCEMENT DATE: The term "Commencement Date" is the date the Lease Term commences, which term is defined in SECTION J of the Summary.

        1.9 COMMON AREA: The term "Common Area" shall mean all areas and facilities within the Project that are not designated by Landlord for the exclusive use of Tenant or any other lessee or other occupant of the Project, including the parking areas, access and perimeter roads, pedestrian sidewalks, landscaped areas, trash enclosures, recreation areas and the like.

        1.10 COMMON OPERATING EXPENSES: The term "Common Operating Expenses" is defined in PARA 8.2.

        1.11 EFFECTIVE DATE: The term "Effective Date" shall mean the date the last signatory to this Lease whose execution is required to make it binding on the parties hereto shall have executed this Lease.

        1.12 EVENT OF TENANT'S DEFAULT: The term "Event of Tenant's Default" is defined in PARA 13.1.

        1.13 HAZARDOUS MATERIALS: The terms "Hazardous Materials" and "Hazardous Materials Laws" are defined in PARA 7.2E.

        1.14 INSURED AND UNINSURED PERIL: The terms "Insured Peril" and "Uninsured Peril" are defined in PARA 11.2E.

        1.15 LAW: The term "Law" shall mean any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal or other government agency or authority having jurisdiction over the parties to this Lease or the Premises, or both, in effect either at the Effective Date or any time during the Lease Term, including, without limitation, any Hazardous Material Law (as defined in PARA 7.2E) and the Americans with Disabilities Act, 42 U.S.C. Sections 12101 ET. SEQ. and any rules, regulations, restrictions, guidelines, requirements or publications promulgated or published pursuant thereto.

        1.16 LEASE: The term "Lease" shall mean the Summary and all elements of this Lease identified in SECTION T of the Summary, all of which are attached hereto and incorporated herein by this reference.

        1.17 LEASE TERM: The term "Lease Term" shall mean the term of this Lease which shall commence on the Commencement Date and continue for the period specified in SECTION J of the Summary.

        1.18 LENDER: The term "Lender" shall mean any beneficiary, mortgagee, secured party, lessor, or other holder of any Security Instrument.

        1.19 PERMITTED USE: The term "Permitted Use" shall mean the use specified in SECTION N of the Summary.

        1.20 PREMISES: The term "Premises" shall mean that building area described in SECTION D of the Summary that is within the Building.

        1.21 PROJECT: The term "Project" shall mean that real property and the improvements thereon which are specified in SECTION E of the Summary, the aggregate gross leasable area of which is referred to herein as the "Project Gross Leasable Area."

        1.22 PRIVATE RESTRICTIONS: The term "Private Restrictions" shall mean all recorded covenants, conditions and restrictions, private agreements, reciprocal easement agreements, and any other recorded instruments affecting the use of the Premises which (i) exist as of the Effective Date, or (ii) are recorded after the Effective Date and are approved by Tenant.

        1.23 REAL PROPERTY TAXES: The term "Real Property Taxes" is defined in PARA 8.3.

        1.24 SCHEDULED COMMENCEMENT DATE: The term "Scheduled Commencement Date" shall mean the date specified in SECTION I of the Summary.

        1.25 SECURITY INSTRUMENT: The term "Security Instrument" shall mean any underlying lease, mortgage or deed of trust which now or hereafter affects the Project, and any renewal, modification, consolidation, replacement or extension thereof.

        1.26 SUMMARY: The term "Summary" shall mean the Summary of Basic Lease Terms executed by Landlord and Tenant that is part of this Lease.

        1.27 TENANT'S ALTERATIONS: The term "Tenant's Alterations" shall mean all improvements, additions, alterations, and fixtures installed in the Premises by Tenant at its expense which are not Trade Fixtures.

        1.28 TENANT'S SHARE: The term "Tenant's Share" shall mean the percentage obtained by dividing Tenant's Gross Leasable Area by the Building Gross Leasable Area for Tenant's Share of the Building and by the Project Gross Leasable Area for Tenant's Share of the Project, which as of the Effective Date is the percentage identified in SECTION G of the Summary.

        1.29 TRADE FIXTURES: The term "Trade Fixtures" shall mean (i) Tenant's inventory, furniture, signs, and business equipment, and (ii) anything affixed to the Premises by Tenant at its expense for purposes of trade, manufacture, ornament or domestic use (except replacement of similar work or material originally installed by Landlord) which can be removed without material injury to the Premises.

                                     ARTICLE 2
                        DEMISE, CONSTRUCTION, AND ACCEPTANCE

        2.1 DEMISE OF PREMISES: Landlord hereby leases to Tenant, and Tenant leases from Landlord, for the Lease Term upon the terms and conditions of this Lease, the Premises together with (i) the non-exclusive right to use the number of Tenant's Allocated Parking Stalls within the Common Area (subject to the limitations set forth in PARA 4.5), and (ii) the non-exclusive right to use the Common Area for ingress to and egress from the Premises. Landlord reserves the use of the exterior walls, the roof and the area beneath and above the Premises, together with the right to install, maintain, use, and replace ducts, wires, conduits and pipes leading through the Premises in a manner and in locations which will not materially interfere with Tenant's use of the Premises.

        2.2 COMMENCEMENT DATE: The term of this Lease shall commence on the Commencement Date; however, Tenant may enter upon the Premises prior to the Effective Date for the purpose of constructing the Tenant Improvements in accordance with Exhibit B attached hereto.

        2.3 CONSTRUCTION OF IMPROVEMENTS: Prior to the Commencement Date, Tenant may construct certain improvements that shall constitute or become part of the Premises if required by, and then in accordance with, the terms of EXHIBIT B.

        2.4 DELIVERY AND ACCEPTANCE OF POSSESSION: If Landlord is unable to deliver possession of the Premises to Tenant by the Effective Date for any reason whatsoever, this Lease shall not be void or voidable for a period of 30 days thereafter, and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. In such event, the Commencement Date shall be delayed one day for each day after the Effective Date that Landlord is unable to deliver possession of the Premises to Tenant. Tenant agrees to accept possession of the Premises in its then existing condition, "as-is", including all patent defects; however, the Premises shall be in broom clean condition with all debris, furniture and personal property removed.

        2.5 PRE-TERM POSSESSION. Prior to the Commencement Date, Tenant may thereupon enter the Premises to construct the Tenant Improvements at its own risk. During the course of any pre-term possession, all terms and conditions of this Lease shall apply, except for the payment of Base Monthly Rent and Tenant's Share of Operating Expenses. During such pre-term possession, Tenant shall pay for its utilities.

                                     ARTICLE 3
                                        RENT

        3.1 BASE MONTHLY RENT: Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay to Landlord the Base Monthly Rent set forth in SECTION K of the Summary.

        3.2 ADDITIONAL RENT: Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay the following as additional rent (the "Additional Rent"): (i) any late charges or interest due Landlord pursuant to PARA 3.4; (ii) Tenant's Share of Common Operating Expenses as provided in PARA 8.1; (iii) Landlord's share of any Subrent received by Tenant upon certain assignments and sublettings as required by PARA14.1; (iv) any legal fees and costs due Landlord pursuant to PARA15.9; and (v) any other charges due Landlord pursuant to this Lease.

        3.3 PAYMENT OF RENT: Concurrently with the execution of this Lease by both parties, Tenant shall pay to Landlord the amount set forth in SECTION L of the Summary as prepayment of rent for credit against the first installment(s) of Base Monthly Rent. All rent required to be paid in monthly installments shall be paid in advance on the first day of each calendar month during the Lease Term. If SECTION K of the Summary provides that the Base Monthly Rent is to be increased during the Lease Term and if the date of such increase does not fall on the first day of a calendar month, such increase shall become effective on the first day of the next calendar month. All rent shall be paid in lawful money of the United States, without any abatement, deduction or offset whatsoever (except as specifically provided in PARA 11.4 and PARA 12.3), and without any prior demand therefor. Rent shall be paid to Landlord at its address set forth in SECTION Q of the Summary, or at such other place as Landlord may designate from time to time. Tenant's obligation to pay Base Monthly Rent and Tenant's Share of Common Operating Expenses shall be prorated at the commencement and expiration of the Lease Term.

        3.4     LATE CHARGE, INTEREST AND QUARTERLY PAYMENTS:

                (a) LATE CHARGE. Tenant acknowledges that the late payment by Tenant of any installment of rent, or any other sum of money required to be paid by Tenant under this Lease, will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs and expenses will include, without limitation, attorneys' fees, administrative and collection costs, and processing and accounting expenses and other costs and expenses necessary and incidental thereto. If any Base Monthly Rent or Additional Rent is not received by Landlord from Tenant within five (5) days after receipt of written notice, then Tenant shall immediately pay to Landlord a late charge equal to 5% of such delinquent rent as liquidated damages for Tenant's failure to make timely payment; provided, however, that if Landlord has provided two notices of a late payment or default during any calendar year, Landlord shall not be obligated to provide any notice during the remainder of the calendar year in order for Tenant to be obligated to pay such late charge. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay any rent due under this Lease in a timely fashion, including any right to terminate this Lease pursuant to PARA 13.2B.

                (b) INTEREST. If any rent remains delinquent for a period in excess of five (5) days then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not paid when due at the Agreed Interest Rate following the date such amount became due until paid.

                (c) QUARTERLY PAYMENTS. If Tenant during any six (6) month period shall be more than five (5) days delinquent in the payment of any rent or other amount payable by Tenant hereunder on three (3) or more occasions, then, notwithstanding anything herein to the contrary, Landlord may, by written notice to Tenant, elect to require Tenant to pay all Base Monthly Rent and Additional Rent quarterly in advance. Such right shall be in addition to and not in lieu of any other right or remedy available to Landlord hereunder or at law on account of Tenant's default hereunder

        3.5 SECURITY DEPOSIT: On the Effective Date, Tenant shall deposit with Landlord the amount set forth in SECTION M of the Summary as security for the performance by Tenant of its obligations under this Lease, and not as prepayment of rent (the "Security Deposit"). Landlord may from time to time apply such portion of the Security Deposit as is reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of rent;
(ii) to repair damage to the Premises caused by Tenant and clean the Premises upon termination of the Lease; and (iii) to remedy any other default of Tenant to the extent permitted by Law. In the event the Security Deposit or any portion thereof is so used, Tenant agrees to pay to Landlord promptly upon demand an amount in cash sufficient to restore the Security Deposit to the full original amount. Landlord shall not be deemed a trustee of the Security Deposit, may use the Security Deposit in business, and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Premises during the Lease Term, Landlord shall pay the Security Deposit to any transferee of Landlord's interest in conformity with the provisions of California Civil Code
Section 1950.7 and/or any successor statute, in which event the transferring Landlord will be released from all liability for the return of the Security Deposit.

                                     ARTICLE 4
                                  USE OF PREMISES

        4.1 LIMITATION ON USE: Tenant shall use the Premises solely for the Permitted Use specified in SECTION N of the Summary, without the prior written consent of Landlord which will not be unreasonably withheld. Tenant shall not do anything in or about the Premises which will (i) cause structural injury to the Building, or (ii) cause damage to any part of the Building except to the extent reasonably necessary for the installation of Tenant's Trade Fixtures and Tenant's Alterations, and then only in a manner which has been first approved by Landlord in writing. Tenant shall not operate any equipment within the Premises which will (i) materially damage the Building or the Common Area, (ii) overload existing electrical systems or other mechanical equipment servicing the Building, (iii) impair the efficient operation of the sprinkler system or the heating, ventilating or air conditioning ("HVAC") equipment within or servicing the Building, or (iv) damage, overload or corrode the sanitary sewer system. Tenant shall not attach, hang or suspend anything from the ceiling, roof, walls or columns of the Building or set any load on the floor in excess of the load limits for which such items are designed nor operate hard wheel forklifts within the Premises. Any dust, fumes, or waste products generated by Tenant's use of the Premises shall be contained and disposed so that they do not (i) create an unreasonable fire or health hazard, (ii) damage the Premises, or (iii) result in the violation of any Law. Except as approved by Landlord, Tenant shall not change the exterior of the Building or install any equipment or antennas on or make any penetrations of the exterior or roof of the Building. Tenant shall not commit any waste in or about the Premises, and Tenant shall keep the Premises in a neat, clean, attractive and orderly condition, free of any nuisances. If Landlord designates a standard window covering for use throughout the Building, Tenant shall use this standard window covering to cover all windows in the Premises. Tenant shall not conduct on any portion of the Premises or the Project any sale of any kind, including any public or private auction, fire sale, going-out-of-business sale, distress sale or other liquidation sale.

        4.2 COMPLIANCE WITH REGULATIONS: Tenant shall not use the Premises in any manner which violates any Laws or Private Restrictions which affect the Premises. Tenant shall abide by and promptly observe and comply with all Laws and Private Restrictions. Tenant shall not use the Premises in any manner which will cause a cancellation of any insurance policy covering Tenant's Alternations or any improvements installed by Landlord at its expense or which poses an unreasonable risk of damage or injury to the Premises. Tenant shall not sell, or permit to be kept, used, or sold in or about the Premises any article which may be prohibited by the standard form of fire insurance policy. Tenant shall comply with all reasonable requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain the insurance coverage carried by either Landlord or Tenant pursuant to this Lease; provided, however, that if any such requirement involves the construction of any capital improvement to the Premises, then Tenant shall not be required to comply with or pay the cost of complying with such requirement, unless such compliance is necessitated by Tenant's particular use of the Premises or any alteration or improvement made to the Premises made by or on behalf of Tenant.

        4.3 OUTSIDE AREAS: No materials, supplies, tanks or containers, equipment, finished products or semi-finished products, raw materials, inoperable vehicles or articles of any nature shall be stored upon or permitted to remain outside of the Premises except in fully fenced and screened areas outside the Building which have been designed for such purpose and have been approved in writing by Landlord for such use by Tenant.

        4.4 SIGNS: Tenant shall not place on any portion of the Premises any sign, placard, lettering in or on windows, banner, displays or other advertising or communicative material which is visible from the exterior of the Building without the prior written approval of Landlord in its sole and absolute discretion. Tenant may have its name placed on the existing monument sign located on the grass burn on Barber Lane, subject to the prior approval by Landlord in its sole and absolute discretion concerning the design and quality of the sign. All such approved signs shall strictly conform to all Laws, Private Restrictions, and Landlord's sign criteria then in effect, and shall be installed at the expense of Tenant. Tenant shall maintain such signs in good condition and repair. At the expiration or earlier termination of this Lease, Tenant shall remove all of its signs and repair and damage caused as a result.

        4.5 PARKING: Tenant is allocated and shall have the non-exclusive right, free of charge, to use not more than the number of Tenant's Allocated Parking Stalls contained within the Project described in SECTION H of the Summary for its use and the use of Tenant's Agents, the location of which may be designated from time to time by Landlord. Tenant shall not at any time use more parking spaces than the number so allocated to Tenant or park its vehicles or the vehicles of others in any portion of the Project not designated by Landlord as a non-exclusive parking area. Tenant shall not have the exclusive right to use any specific parking space. If Landlord grants to any other tenant the exclusive right to use any particular parking space(s), Tenant shall not use such spaces. Landlord reserves the right, after having given Tenant reasonable notice, to have any vehicles owned by Tenant or Tenant's Agents utilizing parking spaces in excess of the parking spaces allowed for Tenant's use to be towed away at Tenant's cost. All trucks and delivery vehicles shall be (i) parked at the rear of the Building, (ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Project, and
(iii) permitted to remain on the Project only so long as is reasonably necessary to complete loading and unloading. In the event Landlord elects or is required by any Law to limit or control parking in the Project, whether by validation of parking tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Landlord.

        4.6 RULES AND REGULATIONS: Landlord may from time to time promulgate reasonable and nondiscriminatory rules and regulations applicable to all occupants of the Project for the care and orderly management of the Project and the safety of its tenants and invitees. Such rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant, and Tenant agrees to abide by such rules and regulations. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible for the violation by any other tenant of the Project of any such rules and regulations.

                                     ARTICLE 5
                           TRADE FIXTURES AND ALTERATIONS

        5.1 TRADE FIXTURES: Throughout the Lease Term, Tenant may provide and install, and shall maintain in good condition, any Trade Fixtures required in the conduct of its business in the Premises. All Trade Fixtures shall remain Tenant's property.

        5.2 TENANT'S ALTERATIONS: Construction by Tenant of Tenant's Alterations shall be governed by the following:

                A. Tenant shall not construct any Tenant's Alterations or otherwise alter the Premises without Landlord's prior written approval. Tenant shall be entitled, without Landlord's prior approval, to make Tenant's Alterations (i) which do not affect the structural or exterior parts or water tight character of the Building, and (ii) the reasonably estimated cost of which, including the cost of demolition of any part of the Premises removed or materially altered in connection with such Tenant's Alterations, together do not exceed the Permitted Tenant Alterations Limit specified in SECTION O of the Summary per work of improvement. In the event Landlord's approval for any Tenant's Alterations is required, Tenant shall not construct any Tenant Alteration until Landlord has approved in writing the plans and specifications therefor, and such Tenant's Alterations shall be constructed substantially in compliance with such approved plans and specifications by a licensed contractor first approved by Landlord. All Tenant's Alterations constructed by Tenant shall be constructed by a licensed contractor in accordance with all Laws using new materials of good quality.

                B. Tenant shall not commence construction of any Tenant's Alterations until (i) all required governmental approvals and permits have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant has given Landlord at least five days' prior written notice of its intention to commence such construction, and (iv) if reasonably requested by Landlord, Tenant has obtained contingent liability and broad form builders' risk insurance in an amount reasonably satisfactory to Landlord if there are any perils relating to the proposed construction not covered by insurance carried pursuant to Article 9.

                C. All Tenant's Alterations shall remain the property of Tenant; provided, however, that if Landlord requires Tenant to remove any Tenant's Alterations, Tenant shall so remove such Tenant's Alterations prior to the expiration or sooner termination of the Lease Term. Notwithstanding the foregoing, Tenant shall not be obligated to remove any Tenant's Alterations with respect to which the following is true: (i) Tenant was required, or elected, to obtain the approval of Landlord to the installation of Tenant's Alteration in question; (ii) at the time Tenant requested Landlord's approval, Tenant requested of Landlord in writing that Landlord inform Tenant of whether or not Landlord would require Tenant to remove such Tenant's Alteration at the expiration of the Lease Term; and (iii) at the time Landlord granted its approval, it did not inform Tenant that it would require Tenant to remove such Tenant's Alteration at the expiration of the Lease Term.

        5.3 ALTERATIONS REQUIRED BY LAW: Tenant shall make any alteration, addition or change of any sort to the Premises that is required by any Law because of (i) Tenant's particular use or change of use of the Premises; (ii) Tenant's application for any permit or governmental approval; or (iii) Tenant's construction or installation of any Tenant's Alterations or Trade Fixtures. Any other alteration, addition, or change required by Law which is not the responsibility of Tenant pursuant to the foregoing shall be made by Landlord (subject to Landlord's right to reimbursement from Tenant specified in PARA 5.4).

        5.4 AMORTIZATION OF CERTAIN CAPITAL IMPROVEMENTS: Tenant shall pay Additional Rent in the event Landlord reasonably elects or is required to make any of the following kinds of capital improvements to the Project and the cost thereof is not reimbursable as a Common Operating Expense: (i) capital improvements required to be constructed in order to comply with any Law (excluding any Hazardous Materials Law) not in effect or applicable to the Project as of the Effective Date; (ii) modification of existing or construction of additional capital improvements or building service equipment for the purpose of reducing the consumption of utility services or Common Operating Expenses of the Project; and (iii) replacement of capital improvements or building service equipment existing as of the Effective Date when required because of normal wear and tear. The amount of Additional Rent Tenant is to pay with respect to each such capital improvement shall be determined as follows:

                A. All costs paid by Landlord to construct such improvements (including financing costs) shall be amortized over the useful life of such improvement (as reasonably determined by Landlord in accordance with generally accepted accounting principles) with interest on the unamortized balance at the then prevailing market rate Landlord would pay if it borrowed funds to construct such improvements from an institutional lender, and Landlord shall inform Tenant of the monthly amortization payment required to so amortize such costs, and shall also provide Tenant with the information upon which such determination is made.

                B. As Additional Rent, Tenant shall pay at the same time the Base Monthly Rent is due an amount equal to Tenant's Share of that portion of such monthly amortization payment fairly allocable to the Building (as reasonably determined by Landlord) for each month after such improvements are completed until the first to occur of (i) the expiration of the Lease Term (as it may be extended), or (ii) the end of the term over which such costs were amortized.

        5.5 MECHANIC'S LIENS: Tenant shall keep the Project free from any liens and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant or Tenant's Agents relating to the Project. If any claim of lien is recorded (except those caused by Landlord or Landlord's Agents),

Tenant shall bond against or discharge the same within 10 days after Tenant has received notice that the same has been recorded against the Project. Should any lien be filed against the Project or any action be commenced affecting title to the Project, the party receiving notice of such lien or action shall immediately give the other party written notice thereof.

        5.6 TAXES ON TENANT'S PROPERTY: Tenant shall pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed against Tenant or Tenant's estate in this Lease or the property of Tenant situated within the Premises which become due during the Lease Term. If any tax or other charge is assessed by any governmental agency because of the execution of this Lease, such tax shall be paid by Tenant. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.

                                     ARTICLE 6
                               REPAIR AND MAINTENANCE

        6.1 TENANT'S OBLIGATION TO MAINTAIN: Except as otherwise provided in PARA 6.2, PARA 11.1, and PARA 12.3, Tenant shall be responsible for the following during the Lease Term:

                A. Tenant shall clean and maintain in good order, condition, and repair and replace when necessary the Premises and every part thereof, through regular inspections and servicing, including, but not limited to: (i) all plumbing and sewage facilities (including all sinks, toilets, faucets and drains), and all ducts, pipes, vents or other parts of the HVAC or plumbing system; (ii) all fixtures, interior walls, floors, carpets and ceilings; (iii) all windows, doors, entrances, plate glass, showcases and skylights (including cleaning both interior and exterior surfaces); (iv) all electrical facilities and all equipment (including all lighting fixtures, lamps, bulbs, tubes, fans, vents, exhaust equipment and systems); and (v) any automatic fire extinguisher equipment in the Premises.

                B. With respect to utility facilities serving the Premises (including electrical wiring and conduits, gas lines, water pipes, and plumbing and sewage fixtures and pipes), Tenant shall be responsible for the maintenance and repair of any such facilities which serve only the Premises, including all such facilities that are within the walls or floor, or on the roof of the Premises, and any part of such facility that is not within the Premises, but only up to the point where such facilities join a main or other junction (e.g., sewer main or electrical transformer) from which such utility services are distributed to other parts of the Project as well as to the Premises. Tenant shall replace any damaged or broken glass in the Premises (including all interior and exterior doors and windows) with glass of the same kind, size and quality. Tenant shall repair any damage to the Premises (including exterior doors and windows) caused by vandalism or any unauthorized entry.

                C. Tenant shall (i) maintain, repair and replace when necessary all HVAC equipment which services only the Premises, and shall keep the same in good condition through regular inspection and servicing, and (ii) maintain continuously throughout the Lease Term a service contract for the maintenance of all such HVAC equipment with a licensed HVAC repair and maintenance contractor approved by Landlord, which contract provides for the periodic inspection and servicing of the HVAC equipment at least once every 60 days during the Lease Term. Notwithstanding the foregoing, Landlord may elect at any time to assume responsibility for the maintenance, repair and replacement of such HVAC equipment which serves only the Premises. Tenant shall maintain continuously throughout the Lease Term a service contract for the washing of all windows (both interior and exterior surfaces) in the Premises with a contractor approved by Landlord, which contract provides for the periodic washing of all such windows at least once every 60 days during the Lease Term. Tenant shall furnish Landlord with copies of all such service contracts, which shall provide that they may not be canceled or changed without at least 30 days' prior written notice to Landlord.

                D. All repairs and replacements required of Tenant shall be promptly made with new materials of like kind and quality. If the work affects the structural parts of the Building or if the estimated cost of any item of repair or replacement is in excess of the Permitted Tenant's Alterations Limit, then Tenant shall first obtain Landlord's written approval of the scope of the work, plans therefor, materials to be used, and the contractor.

                E. Notwithstanding anything to the contrary in section 6.1 and its subsections, Landlord agrees to perform any repair or maintenance required of Tenant under sections 6.1 A, B, C or D above that constitutes a capital improvement under generally accepted accounting principles as determined by Landlord in its reasonable discretion, if the cost of such work is estimated to be more than $10,000.00 during any Lease Year and such work is not due to any negligence or willful misconduct of Tenant or any of Tenant's Agents for which the waiver of subrogation provisions of section 9.4 are not applicable or due to any alterations by Tenant; provided, however that Tenant shall pay to Landlord the amortized portion of the cost for any such repair or replacement in accordance with Sections 5.4A and B of this Lease. Tenant shall not be responsible for any repairs or maintenance due to the active negligence or willful misconduct of Landlord or its Agents.

        6.2 LANDLORD'S OBLIGATION TO MAINTAIN: Landlord shall repair, maintain and operate the Common Area and repair and maintain the roof, exterior and structural parts of the building(s) located on the Project so that the same are kept in good order and repair. If there is central HVAC or other building service equipment and/or utility facilities serving portions of the Common Area and/or both the Premises and other parts of the Building, Landlord shall maintain and operate (and replace when necessary) such equipment. Landlord shall not be responsible for repairs required by an accident, fire or other peril or for damage caused to any part of the Project by any act or omission of Tenant or Tenant's Agents except as otherwise required by Article 11. Landlord may engage contractors of its choice to perform the obligations required of it by this Article, and the necessity of any expenditure to perform such obligations shall be at the sole discretion of Landlord.

        6.3 CONTROL OF COMMON AREA: Landlord shall at all times have exclusive control of the Common Area. Landlord shall have the right, without the same constituting an actual or constructive eviction and without entitling Tenant to any abatement of rent, to: (i) close any part of the Common Area to whatever extent required in the opinion of Landlord's counsel to prevent a dedication thereof or the accrual of any prescriptive rights therein; (ii) temporarily close the Common Area to perform maintenance or for any other reason deemed sufficient by Landlord; (iii) change the shape, size, location and extent of the Common Area; (iv) eliminate from or add to the Project any land or improvement, including multi-deck parking structures; (v) make changes to the Common Area including, without limitation, changes in the location of driveways, entrances, passageways, doors and doorways, elevators, stairs, restrooms, exits, parking spaces, parking areas, sidewalks or the direction of the flow of traffic and the site of the Common Area; (vi) remove unauthorized persons from the Project; and/or (vii) change the name or address of the Building or Project. Tenant shall keep the Common Area clear of all obstructions created or permitted by Tenant. If in the opinion of Landlord unauthorized persons are using any of the Common Area by reason of the presence of Tenant in the Building, Tenant, upon demand of Landlord, shall restrain such unauthorized use by appropriate proceedings. In exercising any such rights regarding the Common Area, (i) Landlord shall make a reasonable effort to minimize any disruption to Tenant's business, and (ii) Landlord shall not exercise its rights to control the Common Area in a manner that would materially interfere with Tenant's use of the Premises without first obtaining Tenant's consent. Landlord shall have no obligation to provide guard services or other security measures for the benefit of the Project. Tenant assumes all responsibility for the protection of Tenant and Tenant's Agents from acts of third parties; provided, however, that nothing contained herein shall prevent Landlord, at its sole option, from providing security measures for the Project.

                                     ARTICLE 7
                            WASTE DISPOSAL AND UTILITIES

        7.1 WASTE DISPOSAL: Tenant shall store its waste either inside the Premises or within outside trash enclosures that are fully fenced and screened in compliance with all Private Restrictions, and designed for such purpose. All entrances to such outside trash enclosures shall be kept closed, and waste shall be stored in such manner as not to be visible from the exterior of such outside enclosures. Tenant shall cause all of its waste to be regularly removed from the Premises at Tenant's sole cost. Tenant shall keep all fire corridors and mechanical equipment rooms in the Premises free and clear of all obstructions at all times.

        7.2 HAZARDOUS MATERIALS: Landlord and Tenant agree as follows with respect to the existence or use of Hazardous Materials on the Project:

                A. Any handling, transportation, storage, treatment, disposal or use of Hazardous Materials by Tenant and Tenant's Agents after the Effective Date in or about the Project shall strictly comply with all applicable Hazardous Materials Laws. Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold harmless Landlord from and against any liabilities, losses, claims, damages, lost profits, consequential damages, interest, penalties, fines, monetary sanctions, attorneys' fees, experts' fees, court costs, remediation costs, investigation costs, and other expenses which result from or arise in any manner whatsoever out of the use, storage, treatment, transportation, release, or disposal of Hazardous Materials on or about the Project by Tenant or Tenant's Agents after the Effective Date.

                B. If the use, storage, treatment, transportation, release or disposal of any Hazardous Material by Tenant or any of Tenant's Agents after the Effective Date results in contamination or deterioration of water or soil resulting in a level of contamination greater than the levels established as acceptable by any governmental agency having jurisdiction over such contamination, then Tenant shall promptly take any and all action necessary to investigate and remediate such contamination if required by Law or as a condition to the issuance or continuing effectiveness of any governmental approval which relates to the use of the Project or any part thereof. Tenant shall further be solely responsible for, and shall defend, indemnify and hold Landlord and its agents harmless from and against, all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with any investigation and remediation required hereunder to return the Project to its condition existing prior to the appearance of such Hazardous Materials.

                C. Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any communication received from any governmental authority concerning Hazardous Materials which relates to the Project, and (ii) any contamination of the Project by Hazardous Materials which constitutes a violation of any Hazardous Materials Law. Tenant may use
(a) small quantities of household chemicals such as adhesives, lubricants, and cleaning fluids in order to conduct its business at the Premises and (b) such other Hazardous Materials as are necessary and used in the management and operation of the business of the original party signing this Lease as tenant as of the Commencement Date as disclosed in the Hazardous Material Questionnaire attached hereto as EXHIBIT C, which materials in either case were or are used in the manner for which they were designed and in such amounts as may be necessary for the operation of such business at the Property. If Tenant assigns this Lease or sublets any space, then any such assignee's or sublessee's use of Hazardous Materials in the normal and customary operation of its business shall be subject to the prior written approval of Landlord. At any time during the Lease Term, Tenant shall, within fifteen (15) days after written request therefor received from Landlord, disclose in writing all Hazardous Materials that are being used by Tenant on the Project, the nature of such use, and the manner of storage and disposal.

                D. Landlord may cause testing wells to be installed on the Project, and may cause the ground water to be tested to detect the presence of Hazardous Material by the use of such tests as are then customarily used for such purposes. If Tenant so requests, Landlord shall supply Tenant with copies of such test results. The cost of such tests and of the installation, maintenance, repair and replacement of such wells shall be paid by Tenant if such tests disclose the existence of facts which give rise to liability of Tenant pursuant to its indemnity given in PARA 7.2A and/or PARA 7.2B.

                E. As used herein, the term "Hazardous Material," means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material," includes, without limitation, petroleum products, asbestos, PCB's, and any material or substance which is (i) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (ii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C. 6903), or (iii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response; Compensation and Liability Act, 42 U.S.C. 9601 et seq. (42 U.S.C. 9601). As used herein, the term "Hazardous Material Law" shall mean any statute, law, ordinance, or regulation of any governmental body or agency (including the U.S. Environmental Protection Agency, the California Regional Water Quality Control Board, and the California Department of Health Services) which regulates the use, storage, release or disposal of any Hazardous Material.

                F. The obligations of Landlord and Tenant under this PARA 7.2 shall survive the expiration or earlier termination of the Lease Term. The rights and obligations of Landlord and Tenant with respect to issues relating to Hazardous Materials are exclusively established by this PARA 7.2. In the event of any inconsistency between any other part of this Lease and this PARA 7.2, the terms of this PARA 7.2 shall control.

        7.3 UTILITIES: Tenant shall promptly pay, as the same become due, all charges for water, gas, electricity, telephone, sewer service, waste pick-up and any other utilities, materials or services furnished directly to or used by Tenant on or about the Premises during the Lease Term, including, without limitation, (i) meter, use and/or connection fees, hook-up fees, or standby fee (excluding any connection fees or hook-up fees which relate to making the existing electrical, gas, and water service available to the Premises as of the Commencement Date), and (ii) penalties for discontinued or interrupted service. If any utility service is not separately metered to the Premises, then Tenant shall pay its pro rata share of the cost of such utility service with all others served by the service not separately metered. However, if Landlord determines that Tenant is using a disproportionate amount of any utility service not separately metered, then Landlord at its election may (i) periodically charge Tenant, as Additional Rent, a sum equal to Landlord's reasonable estimate of the cost of Tenant's excess use of such utility service, or (ii) install a separate meter (at Tenant's expense) to measure the utility service supplied to the Premises.

        7.4 COMPLIANCE WITH GOVERNMENTAL REGULATIONS: Landlord and Tenant shall comply with all rules, regulations and requirements promulgated by national, state or local governmental agencies or utility suppliers concerning the use of utility services, including any rationing, limitation or other control. Tenant shall not be entitled to terminate this Lease nor to any abatement in rent by reason of such compliance.

                                     ARTICLE 8
                             COMMON OPERATING EXPENSES

        8.1 TENANT'S OBLIGATION TO REIMBURSE: As Additional Rent, Tenant shall pay Tenant's Share (specified in SECTION G of the Summary) of all Common Operating Expenses with respect to the maintenance, repair, replacement and use of the Building, Common Areas and Project. Tenant shall pay such share of the actual Common Operating Expenses incurred or paid by Landlord but not theretofore billed to Tenant within 30 days after receipt of a written bill therefor from Landlord, on such periodic basis as Landlord shall designate, but in no event more frequently than once a month. Alternatively, Landlord may from time to time require that Tenant pay Tenant's Share of Common Operating Expenses in advance in estimated monthly installments, in accordance with the following:
(I) Landlord shall deliver to Tenant Landlord's reasonable estimate of the Common Operating expenses it anticipates will be paid or incurred for the Landlord's fiscal year in question; (ii) during such Landlord's fiscal year Tenant shall pay such share of the estimated Common Operating Expenses in advance in monthly installments as required by Landlord due with the installments of Base Monthly Rent; and (iii) within 90 days after the end of each Landlord's fiscal year, Landlord shall furnish to Tenant a statement in reasonable detail of the actual Common Operating Expenses paid or incurred by Landlord during the just ended Landlord's fiscal year and thereupon there shall be an adjustment between Landlord and Tenant, with payment to Landlord or credit by Landlord against the next installment of Base Monthly Rent, as the case may require, within 10 days after delivery by Landlord to Tenant of said statement, so that Landlord shall receive the entire amount of Tenant's Share of all Common Operating Expenses for such Landlord's fiscal year and no more. Tenant shall have the right at its expense, exercisable upon reasonable prior written notice to Landlord, to inspect at Landlord's office during normal business hours Landlord's books and records as they relate to Common Operating Expenses. Such inspection must be within 90 days of Tenant's receipt of Landlord's annual sttement for the same, and shall be limited to verification of the charges contained in such statement. Tenant may not withhold payment of such bill pending completion of such inspection.

        8.2 COMMON OPERATING EXPENSES DEFINED: The term "Common Operating Expenses" shall mean the following:

                A. All costs and expenses paid or incurred by Landlord in doing the following (including payments to independent contractors providing services related to the performance of the following): (i) maintaining, cleaning, repairing and resurfacing the roof (including repair of leaks) and the exterior surfaces (including painting) of the Building and all other structures and improvements at the Project; (ii) maintenance of the liability, fire and property damage, earthquake and other insurance covering the Project carried by Landlord pursuant to PARA 9.2 (including the prepayment of premiums for coverage of up to one year); (iii) maintaining, repairing, operating and replacing when necessary HVAC equipment, utility facilities and other building service equipment; (iv) providing utilities to the Common Area (including lighting, trash removal and water for landscaping irrigation); (v) complying with all applicable Laws and Private Restrictions to the extent that such requirements are not applicable to or required at the Building, Common Areas or Project as of the Effective Date (but noncompliance with any Law in effect as of the Effective Date which is permitted or not required to be rectified or corrected under applicable Law because such improvements were in compliance with applicable Law as of the date they were constructed shall not be considered a violation of Law applicable to the Building, Common Areas or Project under this section and therefore shall be included in the Common Operating Expenses); (vi) operating, maintaining, repairing, cleaning, painting, restriping and resurfacing the Common Area; (vii) replacement or installation of lighting fixtures, directional or other signs and signals, irrigation systems, trees, shrubs, ground cover and other plant materials, and all landscaping in the Common Area; (viii) providing security (provided, however, that Landlord shall not be obligated to provide security and if it does, Landlord may discontinue such service at any time and in any event Landlord shall not be responsible for any act or omission of any security personnel); and (ix) capital improvements as provided in PARA 5.4 hereof;

                B. The following costs: (i) Real Property Taxes as defined in PARA 8.3; (ii) the amount of any "deductible" paid by Landlord with respect to damage caused by any Insured Peril not to exceed $25,000.00;
(iii) the cost to repair damage caused by an Uninsured Peril up to a maximum amount in any 12 month period equal to $25,000.00; and (iv) that portion of all compensation (including benefits and premiums for workers' compensation and other insurance) paid to or on behalf of employees of Landlord but only to the extent they are involved in the performance of the work described by PARA 8.2A that is fairly allocable to the Project;

                C. Fees for management services rendered by either Landlord or a third party manager engaged by Landlord (which may be a party affiliated with Landlord), except that the total amount charged for management services and included in Tenant's Share of Common Operating Expenses shall not exceed the monthly rate of three percent (3%) of the Base Monthly Rent.

                D. All additional costs and expenses incurred by Landlord with respect to the operation, protection, maintenance, repair and replacement of the Project which would be considered a current expense (and not a capital expenditure) pursuant to generally accepted accounting principles; provided, however, that Common Operating Expenses shall not include any of the following:
(i) payments on any loans or ground leases affecting the Project; (ii) depreciation of the Building and all other structures and improvements at the Project or any major systems of building service equipment within the Project;
(iii) leasing commissions; (iv) the cost of tenant improvements installed for the exclusive use of other tenants of the Project; and (v) any cost incurred in complying with Hazardous Materials Laws, which subject is governed exclusively by PARA 7.2.

                (E) BUILDING ALLOCATION. Since the Project consists of multiple buildings including the Building, certain Common Operating Expenses may pertain to a particular building(s) and other Common Operating Expenses to the Project as a whole. Common Operating Expenses applicable to any particular building within the Project shall be allocated and charged to the building in question whose tenants shall be responsible for payment of their respective proportionate shares in the pertinent building and other Common Operating Expenses applicable to the Project shall be allocated and charged to each building in the Project based on the ratio that each building's gross leasable area bears to the total gross leasable area of all buildings in the Project, with the tenants in each building in the Project being responsible for paying their respective proportionate shares of such costs. Landlord shall in good faith attempt to allocate such Common Operating Expenses to the buildings (including the Building) or Project, as the case may be, and such allocation shall be binding on Tenant.

        8.3 REAL PROPERTY TAXES DEFINED: The term "Real Property Taxes" shall mean all taxes, assessments, levies, and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any existing or future general or special assessments for public improvements, services or benefits, and any increases resulting from reassessments resulting from a change in ownership, new construction, or any other cause), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of all or any portion of the Project (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord's interest therein, the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located on the Project, the gross receipts, income, or rentals from the Project, or the use of parking areas, public utilities, or
energy within the Project, or Landlord's business of leasing the Project.   If
at any time during the Lease Term the method of taxation or assessment of the Project prevailing as of the Effective Date shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Project or Landlord's interest therein, or (ii) on or measured by the gross receipts, income or rentals from the Project, on Landlord's business of leasing the Project, or computed in any manner with respect to the operation of the Project, then any such tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Project, then only that part of such Real Property Tax that is fairly allocable to the Project shall be included within the meaning of the term "Real Property Taxes". Notwithstanding the foregoing, the term "Real Property Taxes" shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord's income from all sources. With respect to any special assessments which may be levied as part of the

Real Property Taxes and which may be payable in installments over a period of time, only the amount of the installments due each year shall be included in the Real Property Taxes charged to Tenant, whether or not Landlord elects to pay in installments, provided that Landlord has the option of paying said assessment in installments over a period of time.

                                     ARTICLE 9
                                     INSURANCE

        9.1 TENANT'S INSURANCE: Tenant shall maintain insurance complying with all of the following:

                A. Tenant shall procure, pay for and keep in full force and effect the following:

                        (1) Commercial general liability insurance, including property damage, against liability for personal injury, bodily injury, death and damage to property occurring in or about, or resulting from an occurrence in or about, the Premises with combined single limit coverage of not less than the amount of Tenant's Liability Insurance Minimum specified in SECTION P of the Summary, which insurance shall contain a "contractual liability" endorsement insuring Tenant's performance of Tenant's obligation to indemnify Landlord contained in PARA 10.3;

                        (2) Fire and property damage insurance in so-called "all risk" form insuring Tenant's Trade Fixtures and Tenant's Alterations for the full actual replacement cost thereof;

                        (3) Business interruption insurance with limits of liability representing at least approximately six months of income, business auto liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident, insurance protecting against liability under workers' compensation laws with limits at least as required by statute, insurance for all plate glass in the Premises, and such other insurance that is reasonably required by Landlord and customarily carried by tenants of similar property in similar businesses.

                B. Where applicable and required by Landlord, each policy of insurance required to be carried by Tenant pursuant to this PARA 9.1: (i) shall name Landlord and such other parties in interest as Landlord reasonably designates as additional insured; (ii) shall be primary insurance which provides that the insurer shall be liable for the full amount of the loss up to and including the total amount of liability set forth in the declarations without the right of contribution from any other insurance coverage of Landlord; (iii) shall be in a form satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to Landlord; (v) shall provide that such policy shall not be subject to cancellation or reduction in coverage except after at least 30 days prior written notice to Landlord so long as such provision of 30 days notice is reasonably obtainable, but in any event not less than 10 days prior written notice; (vi) shall not have a "deductible" in excess of such amount as is reasonably approved by Landlord and which is then customary in the marketplace; (vii) shall contain a cross liability endorsement; and (viii) shall contain a "severability" clause. If Tenant has in full force and effect a blanket policy of liability insurance with the same coverage for the Premises as described above, as well as other coverage of other premises and properties of Tenant, or in which Tenant has some interest, such blanket insurance shall satisfy the requirements of this PARA 9.1.

                C. A copy of each paid-up policy evidencing the insurance required to be carried by Tenant pursuant to this PARA 9.1 (appropriately authenticated by the insurer) or a certificate of the insurer, certifying that such policy has been issued, providing the coverage required by this PARA 9.1, and containing the provisions specified herein, shall be delivered to Landlord prior to the time Tenant or any of its Agents enters the Premises and upon renewal of such policies, but not less than 5 days prior to the expiration of the term of such coverage. Landlord may, at any time, and from time to time, inspect and/or copy any and all insurance policies required to be procured by Tenant pursuant to this PARA 9.1 if a claim is filed or threatened against Landlord. If the original five year Lease Term is extended by the parties and any Lender or any insurance advisor reasonably determines at any time that the amount of coverage required for any policy of insurance Tenant is to obtain pursuant to this PARA 9.1 is not adequate, then Tenant shall increase such coverage for such insurance to such amount as such Lender or insurance advisor reasonably deems adequate, not to exceed the level of coverage for such insurance commonly carried by comparable businesses similarly situated.

        9.2 LANDLORD'S INSURANCE: Landlord shall have the following obligations and options regarding insurance:

                A. Landlord shall maintain a policy or policies of fire and property damage insurance in so-called "all risk" form insuring Landlord (and such others as Landlord may designate) against loss of rents for a period of not less than 12 months and from physical damage to the Project with coverage of not less than the full replacement cost thereof. Landlord may so insure the Project separately, or may insure the Project with other property owned by Landlord which Landlord elects to insure together under the same policy or policies. Landlord shall have the right, but not the obligation, in its sole and absolute discretion, to obtain insurance for such additional perils at Landlord deems appropriate, including, without limitation, coverage for damage by earthquake and/or flood. All such coverage shall contain "deductibles" which Landlord deems appropriate, which in the case of earthquake and flood insurance, may be up to 10% of the replacement value of the property insured or such higher amount as is then commercially reasonable. Landlord shall not be required to cause such insurance to cover any Trade Fixtures or Tenant's Alterations of Tenant.

                B. Landlord may maintain a policy or policies of commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Project, with combined single limit coverage in such amount as Landlord from time to time determines is reasonably necessary for its protection.

                C. TENANT'S OBLIGATION TO REIMBURSE: If Landlord's insurance rates for the Building are increased at any time during the Lease Term as a result of the nature of Tenant's particular use of the Premises, Tenant shall reimburse Landlord for the full amount of such increase immediately upon receipt of a bill from Landlord therefor.

        9.4 RELEASE AND WAIVER OF SUBROGATION: Notwithstanding anything to the contrary in this Lease, the parties hereto release each other, and their respective agents and employees, successors, assigns and subtenants, from any liability for injury to any person or damage to property that is caused by or results from any risk insured against under any valid and collectible insurance policy carried by either of the parties which contains a waiver of subrogation by the insurer and is in force at the time of such injury or damage or any insurance policy which is required to be maintained by the parties under this Lease without regard to the negligence or willful misconduct of the party or entity so released, subject to the following limitations: (i) the foregoing provision shall not apply to the commercial general liability insurance described by subparagraphs PARA 9.1A and PARA 9.2B; (ii) such release shall apply to liability resulting from any risk insured against or covered by self-insurance maintained or provided by Tenant to satisfy the requirements of PARA 9.1A.2 to the extent permitted by this Lease; and (iii) Landlord or Tenant, as the case may be, shall not be released from any such liability to the extent any damages resulting from such injury or damage are not covered by the recovery obtained by Landlord or Tenant for such insurance, as applicable (or for such insurance required to be carried by each party under this Lease), but only to the extent of the applicable deductible and to the extent such damage or claim is caused by Landlord or Landlord's Agents or Tenant or any of Tenant's Agents, respectively. Each party shall use reasonable efforts to cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party and its Agents in connection with any injury or damage covered by such policy. However, if any insurance policy cannot be obtained with such a waiver of subrogation, or if such waiver of subrogation is only available at additional cost and the party for whose benefit the waiver is to be obtained does not pay such additional cost, then the party obtaining such insurance shall notify the other party of that fact and thereupon shall be relieved of the obligation to obtain such waiver of subrogation rights from the insurer with respect to the particular insurance involved.

                                     ARTICLE 10
                  LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY

        10.1 LIMITATION ON LANDLORD'S LIABILITY: Landlord shall not be liable to Tenant, nor shall Tenant be entitled to terminate this Lease or to any abatement of rent (except as expressly provided otherwise herein), for any injury to Tenant or Tenant's Agents, damage to the property of Tenant or Tenant's Agents, or loss to Tenant's business resulting from any cause, including without limitation any: (i) failure, interruption or installation of any HVAC or other utility system or service; (ii) failure to furnish or delay in furnishing any utilities or services when such failure or delay is caused by fire or other peril, the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord;
(iii) limitation, curtailment, rationing or restriction on the use of water or electricity, gas or any other form of energy or any services or utility serving the Project; (iv) vandalism or forcible entry by unauthorized persons or the criminal act of any person; or (v) penetration of water into or onto any portion of the Premises or the Building through roof leaks or otherwise.
Notwithstanding the foregoing but subject to PARA 9.4, Landlord shall be liable for any such injury, damage or loss which is proximately caused by Landlord's willful misconduct or active negligence, but such limitation of liability shall not relieve Landlord from its obligations under this Lease.

        10.2 LIMITATION ON TENANT'S RECOURSE: If Landlord is a corporation, limited liability company, trust, partnership, joint venture, unincorporated association or other form of business entity: (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, trustees, partners, members, managers, joint venturers, members, owners, stockholders, or other principals or representatives of such business entity; and (ii) Tenant shall not have recourse to the assets of such officers, directors, trustees, partners, members, managers, joint venturers, members, owners, stockholders, principals or representatives except to the extent of their interest in the Project (including any net sale proceeds from the sale of the Project or Building). Tenant shall have recourse only to the interest of Landlord in the Project and shall not have recourse to any other assets of Landlord.

        10.3 INDEMNIFICATION OF LANDLORD: Tenant shall hold harmless, indemnify and defend Landlord, and its employees, agents and contractors, with competent counsel reasonably satisfactory to Landlord (and Landlord agrees to accept counsel that any insurer requires be used), from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damage resulting from (i) any cause or causes whatsoever (other than to the extent caused by the willful misconduct or negligence of Landlord or breach of Landlord's obligations under this Lease) occurring in or about or resulting from an occurrence in or about the Premises during the Lease Term, (ii) the negligence or willful misconduct of Tenant or its agents, employees and contractors, wherever the same may occur, or (iii) an Event of Tenant's Default. The provisions of this PARA 10.3 shall survive the expiration or sooner termination of this Lease.

                                     ARTICLE 11
                                 DAMAGE TO PREMISES

        11.1 LANDLORD'S DUTY TO RESTORE: If the Premises are damaged by any peril after the Effective Date, Landlord shall restore the Premises unless the Lease is terminated by Landlord pursuant to PARA 11.2 or by Tenant pursuant to PARA11.3. All insurance proceeds available from the fire and property damage insurance carried by Landlord pursuant to PARA 9.2 shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either
PARA 11.2 or PARA 11.3, then all insurance proceeds available from insurance carried by Tenant shall be paid to and become the property of Tenant. If this Lease is not so terminated, then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Premises, to the extent then allowed by Law, to substantially the same condition in which the Premises were immediately prior to such damage. Landlord's obligation to restore shall be limited to the Premises and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Tenant's Alterations, Trade Fixtures and/or personal property constructed or installed by Tenant in the Premises. Tenant shall forthwith replace or fully repair all Tenant's Alterations and Trade Fixtures installed by Tenant and existing at the time of such damage or destruction, and all insurance proceeds received by Tenant from the insurance carried by it pursuant to PARA 9.1A(2) shall be used for such purpose.

                Tenant shall forthwith replace or fully repair all Tenant's Alterations and Trade Fixtures installed by Tenant and existing at the time of such damage or destruction, and all insurance proceeds received by Tenant from the insurance carried by it pursuant to PARA 9.1A(2) shall be used for such purpose. Tenant's obligations to repair or replace Tenant's Alterations and Tenant's Trade Fixtures pursuant to this Section shall be limited to the extent of the insurance proceeds actually received by Tenant and subject to Tenant's right to terminate the Lease as set forth in Section 11.3 below. Tenant shall be entitled to retain all insurance proceeds and settlements it receives in connection with the damage or destruction of Tenant's Trade Fixtures and any other property insurance maintained by Tenant.

        11.2 LANDLORD'S RIGHT TO TERMINATE: Landlord shall have the right to terminate this Lease in the event any of the following occurs, which right may be exercised only by delivery to Tenant of a written notice of election to terminate within 30 days after the date of such damage:

                A. Either the Project (other than the Building) or the Building is damaged by an Insured Peril to such an extent that the estimated cost to restore the Project (other than the Building) exceeds 33% of the then actual replacement cost thereof, or the estimated cost to restore the Building exceeds 50% of the actual replacement cost thereof;

                B. Either the Project or the Building is damaged by an Uninsured Peril to such an extent that the estimated cost to restore exceeds 2% of the then actual replacement cost thereof; provided, however, that Landlord may not terminate this Lease pursuant to this PARA 11.2B if one or more tenants of the Building agree in writing to pay the amount by which the cost to restore the damage exceeds such amount and subsequently deposit such amount with Landlord within 30 days after Landlord has notified Tenant of its election to terminate this Lease;

                C. The Premises are damaged by any peril within 12 months of the last day of the Lease Term to such an extent that the estimated cost to restore equals or exceeds an amount equal to six times the Base Monthly Rent then due; provided, however, that Landlord may not terminate this Lease pursuant to this PARA 11.2C if Tenant, at the time of such damage, has a then valid express written option to extend the Lease Term and Tenant exercises such option to extend the Lease Term within 15 days following the date of such damage; or

                D. Either the Project or the Building is damaged by any peril and, because of the Laws then in force, (i) cannot be restored at reasonable cost to substantially the same condition in which it was prior to such damage, or (ii) cannot be used for the same use being made thereof before such damage if restored as required by this Article.

                E. As used herein, the following terms shall have the following meanings: (i) the term "Insured Peril" shall mean a peril actually insured against for which the insurance proceeds actually received by Landlord are sufficient (except for any "deductible" amount specified by such insurance) to restore the Project under then existing building codes to the condition existing immediately prior to the damage; and (ii) the term "Uninsured Peril" shall mean any peril which is not an Insured Peril. Notwithstanding the foregoing, if the "deductible" for earthquake or flood insurance exceeds 5% of the replacement cost of the improvements insured, such peril shall be deemed an "Uninsured Peril".

        11.3 TENANT'S RIGHT TO TERMINATE: If the Premises are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to PARA 11.2, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Landlord may be completed. Tenant shall have the right to terminate this Lease in the event any of the following occurs, which right may be exercised only by delivery to Landlord of a written notice of election to terminate within 10 days after Tenant receives notice from Landlord that the estimated time needed to complete such restoration is more than the applicable period set for in paragraphs A or B below.

                A. The Premises are damaged by any peril and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Premises cannot be substantially completed within 180 days after the date of such damage; or

                B. The Premises are damaged by any peril within 12 months of the last day of the Lease Term and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Premises cannot be substantially completed within 120 days after the date of such damage.

                In addition, if Landlord provides notice that the restoration can be completed within said 180 or 120 days, as provided in paragraphs B or C above, and Landlord fails to substantially complete the restoration work within the applicable time period, as the same may be extended for any delay caused by Tenant or any of Tenant's Agents or a Force Majeure Delay (as such term is defined in Exhibit B attached), then Tenant may terminate this Lease by providing written notice of such election to terminate within 10 days after the earlier of (i) the end of said 180 or 120 day time period, as the case may be, as such time period may be extended for any delay caused by Tenant or any of Tenant's Agents, or (ii) after receipt of written notice from Landlord of the delay. Landlord agrees to provide written notice of any delay caused by Tenant or its Agents or by any Force Majeure Delay within a reasonable period of time not to exceed thirty (30) days after Landlord knows of an event constituting and causing such a delay.

        11.4 ABATEMENT OF RENT: In the event of damage to the Premises which does not result in the termination of this Lease, the Base Monthly Rent and the Additional Rent shall be temporarily abated during the period of restoration in proportion to the degree to which Tenant's use of the Premises is impaired by such damage. Tenant shall not be entitled to any compensation or damages from Landlord for loss of Tenant's business or property or for any inconvenience or annoyance caused by such damage or restoration. Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and the provisions of any similar law hereinafter enacted.

                                     ARTICLE 12
                                    CONDEMNATION

        12.1 LANDLORD'S TERMINATION RIGHT: Landlord shall have the right to terminate this Lease if, as a result of a taking by means of the exercise of the power of eminent domain (including a voluntary sale or transfer by Landlord to a condemnor under threat of condemnation), (i) more than one-third of the Building Leasable Area is so taken, or (ii) more than 50% of the Common Area is so taken. Any such right to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

        12.2 TENANT'S TERMINATION RIGHT: Tenant shall have the right to terminate this Lease if, as a result of any taking by means of the exercise of the power of eminent domain (including any voluntary sale or transfer by Landlord to any condemnor under threat of condemnation), (i) 10% or more of the Premises is so taken and that part of the Premises that remains cannot be restored within a reasonable period of time and thereby made reasonably suitable for the continued operation of the Tenant's business, or (ii) there is a taking affecting the Common Area and, as a result of such taking, Landlord cannot provide parking spaces within reasonable walking distance of the Premises equal in number to at least 90% of the number of spaces allocated to Tenant by PARA 2.1, whether by rearrangement of the remaining parking areas in the Common Area (including construction of multi-deck parking structures or restriping for compact cars where permitted by Law) or by alternative parking facilities on other land. Tenant must exercise such right within a reasonable period of time, to be effective on the date that possession of that portion of the Premises or Common Area that is condemned is taken by the condemnor.

        12.3 RESTORATION AND ABATEMENT OF RENT: If any part of the Premises or the Common Area is taken by condemnation and this Lease is not terminated, then Landlord shall restore the remaining portion of the Premises and Common Area and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Tenant's Alterations, Trade Fixtures and/or personal property constructed or installed by Tenant. Thereafter, as of the date possession is taken the Base Monthly Rent shall be reduced in the same proportion that the floor area of that part of the Premises so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Premises.

        12.4 TEMPORARY TAKING: If any portion of the Premises is temporarily taken for one year or less, this Lease shall remain in effect. If any portion of the Premises is temporarily taken by condemnation for a period which exceeds one year or which extends beyond the natural expiration of the Lease Term, and such taking materially and adversely affects Tenant's ability to use the Premises for the Permitted Use, then Tenant shall have the right to terminate this Lease, effective on the date possession is taken by the condemnor.

        12.5 DIVISION OF CONDEMNATION AWARD: Any award made as a result of any condemnation of the Premises or the Common Area shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to make a direct claim against the condemning authority for the following: (i) for the taking of personal property or Trade Fixtures belonging to Tenant, (ii) for the interruption of Tenant's business or its moving costs, (iii) for loss of Tenant's goodwill; or (iv) for any temporary taking where this Lease is not terminated as a result of such taking. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of California Code of Civil Procedure
Section 1265.130 and the provisions of any similar law hereinafter enacted allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

                                     ARTICLE 13
                                DEFAULT AND REMEDIES

        13.1 EVENTS OF TENANT'S DEFAULT: Tenant shall be in default of its obligations under this Lease if any of the following events occurs (an "Event of Tenant's Default"):

                A. Tenant shall have failed to pay Base Monthly Rent or Additional Rent when due, and such failure is not cured within 3 days after delivery of written notice from Landlord specifying such failure to pay; or

                B. Tenant shall have failed to perform any term, covenant, or condition of this Lease except those requiring the payment of Base Monthly Rent or Additional Rent, and Tenant shall have failed to cure such breach within 30 days after written notice from Landlord specifying the nature of such breach where such breach could reasonably be cured within said 30 day period, or if such breach could not be reasonably cured within said 30 day period, Tenant shall have failed to commence such cure within said 30 day period and thereafter continue with due diligence to prosecute such cure to completion; or

                C. Tenant shall have sublet the Premises or assigned its interest in the Lease in violation of the provisions contained in Article 14; or

                D.      Tenant shall have abandoned the Premises; or

                E. The occurrence of the following: (i) the making by Tenant of any general arrangements or assignments for the benefit of creditors;
(ii) Tenant becomes a "debtor" as defined in 11 USC Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this
Section 13.1E is contrary to any applicable Law, such provision shall be of no force or effect; or

                F. Tenant shall have failed to deliver documents required of it pursuant to PARA 15.4 or PARA 15.6 within the time periods specified therein; or

        13.2 LANDLORD'S REMEDIES: If an Event of Tenant's Default occurs, Landlord shall have the following remedies, in addition to all other rights and remedies provided by any Law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

                A. Landlord may keep this Lease in effect and enforce by an action at law or in equity all of its rights and remedies under this Lease, including (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required of Tenant or perform Tenant's obligations and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to compel Tenant to perform its obligations under this Lease. Notwithstanding anything contained in this Lease, in the event of a breach of an obligation by Tenant which results in a condition which poses an imminent danger to safety of persons or damage to property, or a threat to insurance coverage, then if Tenant does not cure such breach within 3 days after delivery to it of written notice from Landlord identifying the breach, Landlord may cure the breach of Tenant and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant.

                B. In accordance with applicable law, Landlord may enter the Premises and re-lease them to third parties for Tenant's account for any period, whether shorter or longer than the remaining Lease Term. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in releasing the Premises, including brokers' commissions, expenses of altering and preparing the Premises required by the releasing. Tenant shall pay to Landlord the rent and other sums due under this Lease on the date the rent is due, less the rent and other sums Landlord received from any releasing. No act by Landlord allowed by this subparagraph shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. Notwithstanding any releasing without termination, Landlord may later elect to terminate this Lease because of the default by Tenant.

                C. In accordance with applicable law, Landlord may terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this PARA 13.2C shall not relieve Tenant from its obligation to pay sums then due Landlord or from any claim against Tenant for damages or rent previously accrued or then accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this
Lease: (i) appointment of a receiver or keeper in order to protect Landlord's interest hereunder; (ii) consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or (iii) any other action by Landlord or Landlord's Agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including without limitation any action taken to maintain and preserve the Premises or any action taken to relet the Premises or any portions thereof to the extent such actions do not affect a termination of Tenant's right to possession of the Premises.

                D. In the event Tenant breaches this Lease and abandons the Premises, this Lease shall not terminate unless Landlord gives Tenant written notice of its election to so terminate this Lease. No act by or on behalf of Landlord intended to mitigate the adverse effect of such breach, including those described by PARA 13.C, shall constitute a termination of Tenant's right to possession unless Landlord gives Tenant written notice of termination. Should Landlord not terminate this Lease by giving Tenant written notice, Landlord may enforce all its rights and remedies under this Lease, including the right to recover the rent as it becomes due under the Lease as provided in California Civil Code Section 1951.4.

                E. In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election, to damages in an amount as set forth in California Civil Code Section 1951.2 as in effect on the Effective Date. For purposes of computing damages pursuant to California Civil Code Section 1951.2,
(i) an interest rate equal to the Agreed Interest Rate shall be used where permitted, and (ii) the term "rent" includes Base Monthly Rent and Additional Rent. Such damages shall include:

                        (1) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); and

                        (2) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including the following: (i) expenses for cleaning, repairing or restoring the Premises; (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, including installation of leasehold improvements (whether such installation be funded by a reduction of rent, direct payment or allowance to a new tenant, or otherwise); (iii) broker's fees, advertising costs and other expenses of reletting the Premises; (iv) costs of carrying the Premises, such as taxes, insurance premiums, utilities and security precautions; (v) expenses in retaking possession of the Premises; and (vi) attorneys' fees and court costs incurred by Landlord in retaking possession of the Premises and in releasing the Premises or otherwise incurred as a result of Tenant's default.

                F. Nothing in this PARA 13.2 shall limit Landlord's right to indemnification from Tenant as provided in PARA 7.2 and PARA 10.3. Any notice given by Landlord in order to satisfy the requirements of PARA 13.1A or PARA 13.1B above shall also satisfy the notice requirements of California Code of Civil Procedure Section 1161 regarding unlawful detainer proceedings.

        13.3 WAIVER: One party's consent to or approval of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the first party's consent to or approval of any subsequent similar act by the other party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach unless such waiver is in writing and signed by Landlord. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other provisions herein contained.

        13.4 LIMITATION ON EXERCISE OF RIGHTS: At any time that an Event of Tenant's Default has occurred and remains uncured, (i) it shall not be unreasonable for Landlord to deny or withhold any consent or approval requested of it by Tenant which Landlord would otherwise be obligated to give, and (ii) Tenant may not exercise any option to extend.

        13.5 WAIVER BY TENANT OF CERTAIN REMEDIES: Tenant waives the provisions of Sections 1932(1), 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease. Tenant hereby waives any right of redemption or relief from forfeiture under the laws of the State of California, or under any other present or future law, including the provisions of Sections 473, 1174 and 1179 of the California Code of Civil Procedure and Civil Code Section 3275.

                                     ARTICLE 14
                             ASSIGNMENT AND SUBLETTING

        14.1 TRANSFER BY TENANT: The following provisions shall apply to any assignment, subletting or other transfer by Tenant or any subtenant or assignee or other successor in interest of the original Tenant (collectively referred to in this PARA 14.1 as "Tenant"):

                A. Tenant shall not do any of the following (collectively referred to herein as a "Transfer"), whether voluntarily, involuntarily or by operation of law, without the prior written consent of Landlord, which consent shall not be unreasonably withheld: (i) sublet all or any part of the Premises or allow it to be sublet, occupied or used by any person or entity other than Tenant; (ii) assign its interest in this Lease; (iii) mortgage or encumber the Lease (or otherwise use the Lease as a security device) in any manner; or (iv) materially amend or modify an assignment, sublease or other transfer that has been previously approved by Landlord. Tenant shall reimburse Landlord for all reasonable costs and attorneys' fees incurred by Landlord in connection with the evaluation, processing, and/or documentation of any requested Transfer, whether or not Landlord's consent is granted, not to exceed $1,500.00 for each request. Landlord's reasonable costs shall include the cost of any review or investigation performed by Landlord or consultant acting on Landlord's behalf of
(i) Hazardous Materials (as defined in Section 7.2E of this Lease) used, stored, released, or disposed of by the potential Subtenant or Assignee, and/or (ii) violations of Hazardous Materials Law (as defined in Section 7.2E of this lease) by the Tenant or the proposed Subtenant or Assignee, provided such costs in addition to the cost set forth in the preceding sentence do not exceed in the aggregate $1,500.00 for each request for consent to a Transfer. Any Transfer so approved by Landlord shall not be effective until Tenant has delivered to Landlord an executed counterpart of the document evidencing the Transfer which
(i) is in a form reasonably approved by Landlord, (ii) contains the same terms and conditions as stated in Tenant's notice given to Landlord pursuant to PARA 14.1B, and (iii) in the case of an assignment of the Lease, contains the agreement of the proposed transferee to assume all obligations of Tenant under this Lease arising after the effective date of such Transfer and to remain jointly and severally liable therefor with Tenant. Any attempted Transfer without Landlord's consent shall constitute an Event of Tenant's Default and shall be voidable at Landlord's option. Landlord's consent to any one Transfer shall not constitute a waiver of the provisions of this PARA 14.1 as to any subsequent Transfer or a consent to any subsequent Transfer. No Transfer, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease nor to be a consent to any Transfer.

                B. At least 20 days before a proposed Transfer is to become effective, Tenant shall give Landlord written notice of the proposed terms of such Transfer and request Landlord's approval, which notice shall include the following: (i) the name and legal composition of the proposed transferee; (ii) a current financial statement of the transferee, financial statements of the transferee covering the preceding three years if the same exist, and (if available) an audited financial statement of the transferee for a period ending not more than one year prior to the proposed effective date of the Transfer, all of which statements are prepared in accordance with generally accepted accounting principles; (iii) the nature of the proposed transferee's business to be carried on in the Premises; (iv) all consideration to be given on account of the Transfer; (v) a current financial statement of Tenant; and (vi) an accurately filled out response to Landlord's standard hazardous materials questionnaire. Tenant shall provide to Landlord such other information as may be reasonably requested by Landlord within seven days after Tenant's receipt of such notice from Landlord. Landlord shall respond in writing to Tenant's request for Landlord's consent to a Transfer within the later of (i) 20 days of receipt of such request together with the required accompanying documentation, or (ii) 10 days after Landlord's receipt of all information which Landlord reasonably requests within seven days after it receives Tenant's first notice regarding the Transfer in question. If Landlord fails to respond in writing within said period, then Tenant shall provide a second written notice to Tenant requesting such consent and if Landlord fails to respond within 5 days after receipt of such second notice, then Landlord will be deemed to have consented to such Transfer. Tenant shall immediately notify Landlord of any modification to the proposed terms of such Transfer, which shall also be subject Landlord's consent in accordance with the same process for obtaining Landlord's initial consent to such Transfer.

                C. In the event that Tenant seeks to make any Transfer, Landlord shall have the right to terminate this Lease or, in the case of a sublease of less than all of the Premises, terminate this Lease as to that part of the Premises proposed to be sublet so that Landlord is thereafter free to lease the Premises (or, in the case of a partial sublease, the portion proposed to be so sublet) to whomever it pleases on whatever terms are acceptable to Landlord, including, without limitation to the transferee under the proposed Transfer. Tenant shall have the right to rescind its request for consent to the Transfer (and thereby rescind Landlord's election to terminate) upon written notice to Landlord within ten (10) days after receipt of Landlord's notice to terminate. In the event Landlord elects to so terminate this Lease, then the Lease shall so terminate in its entirety (or as to the space to be so sublet) fifteen (15) days after Landlord has notified Tenant in writing of such election. Upon such termination, Tenant shall be released from any further obligation under this Lease if it is terminated in its entirety, or shall be released from any further obligation under the Lease with respect to the space proposed to be sublet in the case of a proposed partial sublease. In the case of a partial termination of the Lease, the Base Monthly Rent and Tenant's Share shall be reduced to an amount which bears the same relationship to the original amount thereof as the area of that part of the Premises which remains subject to the Lease bears to the original area of the Premises. Landlord and Tenant shall execute a cancellation and release with respect to the Lease to effect such termination.

                D. If Landlord consents to a Transfer proposed by Tenant, Tenant may enter into such Transfer, and if Tenant does so, the following shall apply:

                        (1) Tenant shall not be released of its liability for the performance of all of its obligations under the Lease.

                        (2) If Tenant assigns its interest in this Lease, then Tenant shall pay to Landlord 80% of all Subrent (as defined in PARA 14.1D(5)) received by Tenant over and above (i) the assignee's agreement to assume the obligations of Tenant under this Lease, and (ii) the amortized amount of all Permitted Transfer Costs related to such assignment. In the case of assignment, the amount of Subrent owed to Landlord shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by the assignee. All Permitted Transfer Costs shall be amortized on a straight line basis over the term of such sublease (including any extension options) for purposes of calculating the amount due Landlord hereunder.

                        (3) If Tenant sublets any part of the Premises, then with respect to the space so subleased, Tenant shall pay to Landlord 80% of the positive difference, if any, between (i) all Subrent paid by the subtenant to Tenant, less (ii) the sum of all Base Monthly Rent and Additional Rent allocable to the space sublet and all Permitted Transfer Costs related to such sublease. Such amount shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by its subtenant. All Permitted Transfer Costs shall be amortized on a straight line basis over the term of such sublease (including any extension options) for purposes of calculating the amount due Landlord hereunder.

                        (4) Tenant's obligations under this PARA 14.1D shall survive any Transfer, and Tenant's failure to perform its obligations hereunder shall be an Event of Tenant's Default (subject to the applicable notice and cure periods). At the time Tenant makes any payment to Landlord required by this PARA 14.1D, Tenant shall deliver an itemized statement of the method by which the amount to which Landlord is entitled was calculated, certified by Tenant as true and correct. Landlord shall have the right at reasonable intervals to inspect Tenant's books and records relating to the payments due hereunder. Upon request therefor, Tenant shall deliver to Landlord copies of all bills, invoices or other documents upon which its calculations are based. Landlord may condition its approval of any Transfer upon obtaining a certification from both Tenant and the proposed transferee of all Subrent and other amounts that are to be paid to Tenant in connection with such Transfer.

                        (5) As used in this PARA 41.1D, the term "Subrent" shall mean any consideration of any kind received by Tenant as a result of the Transfer, if such sums are related to Tenant's interest in this Lease or in the Premises, including payments from or on behalf of the transferee (in excess of the book value thereof) for Tenant's leasehold improvements, but shall not include any payments or other consideration received by Tenant in connection with Tenant's assets, Tenant's Trade Fixtures, or any inventory, accounts, goodwill, equipment, furniture, furnishings or general intangibles of Tenant, whatsoever. As used in this PARA 14.1D, the term "Permitted Transfer Costs" shall mean (i) all reasonable leasing commissions paid to third parties not affiliated with Tenant in order to obtain the Transfer in question, (ii) the actual cost of standard improvements made to the Premises for such Transfer, and
(iii) all reasonable attorneys' fees incurred by Tenant with respect to the Transfer in question.

                E. Except as provided in section 14.1F, if Tenant is a corporation, the following shall be deemed a voluntary assignment of Tenant's interest in this Lease: (i) any dissolution, merger, consolidation, or other reorganization of or affecting Tenant, whether or not Tenant is the surviving corporation; and (ii) if the capital stock of Tenant is not publicly traded, the sale or transfer to one person or entity (or to any group of related persons or entities) stock possessing more than 50% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, limited liability company or other entity any withdrawal or substitution (whether voluntary, involuntary or by operation of law, and whether occurring at one time or over a period of time) of any partner, member or other party owning 25% or more (cumulatively) of any interest in the capital or profits of the partnership, limited liability company or other entity or the dissolution of the partnership, limited liability company or other entity, shall be deemed a voluntary assignment of Tenant's interest in this Lease.

                F. Notwithstanding anything contained in PARA 14.1, so long as Tenant otherwise complies with the provisions of PARA 14.1 Tenant may enter into any of the following transfers (a "Permitted Transfer") without Landlord's prior written consent, and Landlord shall not be entitled to terminate the Lease pursuant to PARA 14.1C or to receive any part of any Subrent resulting therefrom that would otherwise be due it pursuant to PARA 14.1D:

                        (1) Tenant may sublease all or part of the Premises or assign its interest in this Lease to any corporation which controls, is controlled by, or is under common control with the original Tenant to this Lease;

                        (2) Tenant may assign its interest in the Lease to a corporation which results from a merger, consolidation or other reorganization in which Tenant is not the surviving corporation, so long as the surviving corporation has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction; and

                        (3) Tenant may assign this Lease to a corporation which purchases or otherwise acquires all or substantially all of the assets of Tenant at the Premises, so long as such acquiring corporation has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction.

        Notwithstanding the foregoing, the term "corporation" as used in Section 14.1.F of the Lease shall be deemed to include any subsidiary, affiliate, franchisee, division or other entity and the reference to sale of Tenant's assets refers to those assets located within the Premises. For the purpose of this Lease, any sale or transfer of Tenant's capital stock, including without limitation, a transfer in connection with the merger, consolidation or non-bankruptcy reorganization of Tenant and any sale through any national market system or public exchange, or any re-incorporation by Tenant in another state, shall not be deemed an assignment, subletting, or any other transfer of the Lease or the Premises.

        14.2 TRANSFER BY LANDLORD: Landlord and its successors in interest shall have the right to transfer their interest in this Lease and the Project at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and, in the case of any subsequent transfer, the transferor) from the date of such transfer, shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer, provided such assignee or successor assumes such obligations. After the date of any such transfer, the term "Landlord" as used herein shall mean the transferee of such interest in the Premises.

                                     ARTICLE 15
                                 GENERAL PROVISIONS

        15.1 LANDLORD'S RIGHT TO ENTER: Landlord and its agents may enter the Premises at any reasonable time after giving at least 24 hours' prior notice to Tenant (and immediately in the case of emergency) for the purpose of: (i) inspecting the same; (ii) posting notices of non-responsibility; (iii) supplying any service to be provided by Landlord to Tenant; (iv) showing the Premises to prospective purchasers, mortgagees or tenants; (v) making necessary alterations, additions or repairs; (vi) performing Tenant's obligations when Tenant has failed to do so after written notice from Landlord; (vii) placing upon the Premises ordinary "for lease" signs or "for sale" signs; and (viii) responding to an emergency. Landlord shall have the right to use any and all means Landlord may deem necessary and proper to enter the Premises in an emergency. Any entry into the Premises obtained by Landlord in accordance with this PARA 15.1 shall not be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises.

        15.2 SURRENDER OF THE PREMISES: Upon the expiration or sooner termination of this Lease, Tenant shall vacate and surrender the Premises to Landlord in the same condition as existed at the Commencement Date, except for
(i) reasonable wear and tear, (ii) damage caused by any peril or condemnation, and (iii) contamination by Hazardous Materials for which Tenant is not responsible pursuant to PARA 7.2A or PARA 7.2B. In this regard, reasonable wear and tear shall be construed to mean wear and tear caused to the Premises by the natural aging process which occurs in spite of prudent application of the best standards for maintenance, repair and janitorial practices, and does not include items of neglected or deferred maintenance. In any event, Tenant shall cause the following to be done prior to the expiration or the sooner termination of this Lease in order to return the Premises to the same condition when the Lease commenced subject to reasonable wear and tear: (i) all interior walls shall be painted or cleaned so that they appear in good condition; (ii) all tiled floors shall be cleaned and waxed; (iii) all carpets shall be cleaned and shampooed;
(iv) all broken, marred, stained or nonconforming acoustical ceiling tiles shall be replaced; (v) all windows shall be washed; (vi) the HVAC system shall be serviced by a reputable and licensed service firm and left in good operating condition and repair as so certified by such firm; and (vii) the plumbing and electrical systems and lighting shall be placed in good order and repair (including replacement of any burned out, discolored or broken light bulbs, ballasts, or lenses).

                If Landlord so requests, Tenant shall, prior to the expiration or sooner termination of this Lease, (i) remove any Tenant Improvements that Landlord notified Tenant at the time Landlord approved of the Final Plans (as defined in Exhibit B attached hereto would have to be removed at the expiration or earlier termination of this Lease, unless Landlord subsequently notifies Tenant at least thirty (30) days prior to the expiration of the Lease that all or any portion of the Tenant Improvements must remain, and repair all damage caused by such removal, (ii) remove any Tenant's Alterations which Tenant is required to remove pursuant to PARA 5.2 and repair all damage caused by such removal, and (iii) return the Premises or any part thereof to its original configuration existing as of the time the Premises were delivered to Tenant. If the Premises are not so surrendered at the termination of this Lease, Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Premises to the required condition, plus interest on all costs incurred at the Agreed Interest Rate. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants.

        15.3 HOLDING OVER: This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration of the Lease Term shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after such expiration with the written consent of Landlord shall be construed to be a tenancy from month to month on the same terms and conditions herein specified insofar as applicable except that Base Monthly Rent shall be increased to an amount equal to 150% of the greater of (a) the Base Monthly Rent payable during the last full calendar month of the Lease Term, or (b) the then prevailing fair market rent.

        15.4 SUBORDINATION: The following provisions shall govern the relationship of this Lease to any Security Instrument:

                A. The Lease is subject and subordinate to all Security Instruments existing as of the Effective Date. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument.

                B. At Landlord's election, this Lease shall become subject and subordinate to any Security Instrument created after the Effective Date. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed so long as Tenant is not in default and performs all of its obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms.

                C. Tenant shall upon request execute any document or instrument required by any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily and reasonably requires in connection with such agreements, including provisions that the Lender not be liable for (i) the return of any security deposit unless the Lender receives it from Landlord, and (ii) any defaults on the part of Landlord occurring prior to the time the Lender obtains possession of the Project in connection with the enforcement of its Security Instrument. Tenant's failure to execute any such document or instrument within 10 days after written demand therefor shall constitute an Event of Tenant's Default.

        15.5 MORTGAGEE PROTECTION AND ATTORNMENT: In the event of any default on the part of the Landlord, Tenant will use reasonable efforts to give notice by registered mail to any Lender whose name has been provided to Tenant and shall offer such Lender a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure or other appropriate legal proceedings, if such should prove necessary to effect a cure, but in no event longer than 60 days. Tenant shall attorn to any purchaser of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Premises, or to any grantee or transferee designated in any deed given in lieu of foreclosure.

        15.6 ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS: At all times during the Lease Term, each party agrees, following any request by the other party, promptly to execute and deliver to the requesting party within 15 days following delivery of such request an estoppel certificate: (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to the certifying party's knowledge, any uncured defaults on the part of any party hereunder or, if there are uncured defaults, specifying the nature of such defaults, and (iv) certifying such other information about the Lease as may be reasonably required by the requesting party. A failure to deliver an estoppel certificate within 15 days after delivery of a request therefor shall be a conclusive admission that, as of the date of the request for such statement: (i) this Lease is unmodified except as may be represented by the requesting party in said request and is in full force and effect, (ii) there are no uncured defaults in the requesting party's performance, and (iii) no rent has been paid more than 30 days in advance. At any time during the Lease Term Tenant shall, upon 15 days' prior written notice from Landlord, provide Tenant's most recent financial statement and financial statements covering the 24 month period prior to the date of such most recent financial statement to any existing Lender or to any potential Lender or buyer of the Premises. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

        15.7 CONSENT: Whenever Landlord's approval or consent is required by this Lease, such approval or consent may be exercised in Landlord's sole and absolute discretion, unless a different standard has been expressly provided in this Lease for the particular matter requiring Landlord's consent or approval.

        15.8 NOTICES: Any notice required or desired to be given regarding this Lease shall be in writing and may be given by personal delivery, by facsimile (with a copy sent by mail), by courier service, or by mail. A notice shall be deemed to have been given (i) on the third business day after mailing if such notice was deposited in the United States mail, certified or registered, postage prepaid, addressed to the party to be served at its Address for Notices specified in SECTION Q or SECTION R of the Summary (as applicable), (ii) when delivered if given by personal delivery, and (iii) in all other cases when actually received at the party's Address for Notices. Either party may change its address by giving notice of the same in accordance with this PARA 15.8, provided, however, that any address to which notices may be sent must be a California address.

        15.9 ATTORNEYS' FEES: In the event either Landlord or Tenant shall bring any action or legal proceeding for an alleged breach of any provision of this Lease, to recover rent, to terminate this Lease or otherwise to enforce, protect or establish any term or covenant of this Lease, the prevailing party shall be entitled to recover as a part of such action or proceeding, or in a separate action brought for that purpose, reasonable attorneys' fees, court costs, and experts' fees as may be fixed by the court.

        15.10 CORPORATE AUTHORITY: If Tenant is a corporation (or partnership), each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of such corporation in accordance with the by-laws of such corporation (or partnership in accordance with the partnership agreement of such partnership) and that this Lease is binding upon such corporation (or partnership) in accordance with its terms. Each of the persons executing this Lease on behalf of a corporation or limited liability company does hereby covenant and warrant that the party for whom it is executing this Lease is a duly authorized and existing corporation, that it is qualified to do business in California, and that the corporation has full right and authority to enter into this Lease.

        15.11 MISCELLANEOUS: Should any provision of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof.
Any executed copy of this Lease shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. "Party" shall mean Landlord or Tenant, as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The terms "shall", "will" and "agree" are mandatory. The term "may" is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless a provision of this Lease expressly requires reimbursement. Landlord and Tenant agree that (i) the gross leasable area of the Premises includes any atriums, depressed loading docks, covered entrances or egresses, and covered loading areas, (ii) each has had an opportunity to determine to its satisfaction the actual area of the Project and the Premises, (iii) all measurements of area contained in this Lease are conclusively agreed to be correct and binding upon the parties, even if a subsequent measurement of any one of these areas determines that it is more or less than the amount of area reflected in this Lease, and (iv) any such subsequent determination that the area is more or less than shown in this Lease shall not result in a change in any of the computations of rent, improvement allowances, or other matters described in this Lease where area is a factor. Where a party hereto is obligated not to perform any act, such party is also obligated to restrain any others within its control from performing said act, including the Agents of such party. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of the provisions of this Lease.

        15.12 TERMINATION BY EXERCISE OF RIGHT: If this Lease is terminated pursuant to its terms by the proper exercise of a right to terminate specifically granted to Landlord or Tenant by this Lease, then this Lease shall terminate 30 days after the date the right to terminate is properly exercised (unless another date is specified in that part of the Lease creating the right, in which event the date so specified for termination shall prevail), the rent and all other charges due hereunder shall be prorated as of the date of termination, and neither Landlord nor Tenant shall have any further rights or obligations under this Lease except for those that have accrued prior to the date of termination or those obligations which this Lease specifically provides are to survive termination. This PARA 15.12 does not apply to a termination of this Lease by Landlord as a result of an Event of Tenant's Default.

        15.13 BROKERAGE COMMISSIONS: Each party hereto (i) represents and warrants to the other that it has not had any dealings with any real estate brokers, leasing agents or salesmen, or incurred any obligations for the payment of real estate brokerage commissions or finder's fees which would be earned or due and payable by reason of the execution of this Lease, other than to the Retained Real Estate Brokers described in SECTION S of the Summary, and (ii) agrees to indemnify, defend, and hold harmless the other party from any claim for any such commission or fees which result from the actions of the indemnifying party. Landlord shall be responsible for the payment of any commission owed to the Retained Real Estate Brokers pursuant to a separate written commission agreement between Landlord and the Retained Real Estate Brokers for the payment of a commission as a result of the execution of this Lease.

        15.14 FORCE MAJEURE: Any prevention, delay or stoppage due to strikes, lock-outs, inclement weather, labor disputes, inability to obtain labor, materials, fuels or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other acts of God, and other causes beyond the reasonable control of a party hereto (except financial inability) shall excuse the performance by that party, for a period equal to the period of any said prevention, delay or stoppage, of any obligation hereunder; provided, however that the foregoing shall not be deemed to extend the time by which Tenant shall be entitled to terminate this Lease or to an abatement of rent. A party claiming such a force majeure delay under this section shall notify the other party within a reasonable period of time after an event constituting such a force majeure delay occurs and of such party's good faith estimate of the length of such delay.

        15.15 ENTIRE AGREEMENT: This Lease constitutes the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. Tenant acknowledges that neither Landlord nor Landlord's Agents has made any legally binding representation or warranty as to any matter except those expressly set forth herein, including any warranty as to (i) whether the Premises may be used for Tenant's intended use under existing Law, (ii) the suitability of the Premises or the Project for the conduct of Tenant's business, or (iii) the condition of any improvements. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease. This instrument shall not be legally binding until it is executed by both Landlord and Tenant. No subsequent change or addition to this Lease shall be binding unless in writing and signed by Landlord and Tenant.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease with the intent to be legally bound thereby, to be effective as of the Effective Date.

 LANDLORD:                                 TENANT:

 GOLDEN PACIFIC PROPERTIES, LLC,           ADAC LABORATORIES
 a Delaware limited liability company      a California corporation

 By:     Divco West Group, LLC,            By:     ____________________________
         a Delaware limited liability      Name:   ____________________________
         company                           Title:  ____________________________
         Its Authorized Agent
                                           Dated:  August __, 1998
         By:     ________________________
         Name:   Scott Smithers
         Its:    President

 Dated:  August __, 1998

                                      EXHIBIT B

                                     WORK LETTER

     This Exhibit B forms a part of that certain Lease (the "Lease") by and between Golden Pacific Properties, as Landlord, and ADAC Laboratories, as Tenant, to which this Exhibit is attached. If there is any conflict between this Exhibit B and the Lease, this Exhibit B shall govern. All capitalized terms referred to in this Exhibit B shall have the same meaning provided in the Lease, except where expressly provided to the contrary in this Exhibit B.

                               ARTICLE 1 DEFINITIONS

     1. ADDITIONAL DEFINITIONS. Each of the following terms shall have the following meaning:

          ARCHITECT: WHL Architects and Planners, Inc. in Sunnyvale, California or any other architectural firm selected by Tenant and approved by Landlord in its reasonable discretion to prepare the "Final Plans" (as hereinafter defined).

          CONTRACTOR: L & S Hallmark Construction in Sunnyvale, California or any other general contractor selected by Tenant and approved by Landlord in its reasonable discretion to construct the Tenant Improvements.

          CONSTRUCTION CONTRACT: The construction contract to be entered into by Tenant and its Contractor in form, scope and substance satisfactory to Tenant and approved by Landlord in its reasonable discretion.

          DESIGN PROBLEM: A Design Problem shall mean when the Working Drawings (or any revision to any) for the Tenant Improvements that have been submitted to Landlord for its approval are reasonably determined by Landlord's architect (i) to have a material adverse effect on the structure of the Building or to the Building's electrical, plumbing, life safety, mechanical, heating, air-conditioning and ventilation systems; (ii) not be in compliance with any applicable federal, state and local laws, ordinances, rules, regulations and building codes (collectively, the "Applicable Laws"); (iii) to have an adverse effect on the exterior appearance of the Building; or (iv) not to be consistent with the Space Plan (each, a "Design Problem").

          GOVERNMENTAL APPROVALS: All building permits and other approvals from the governmental authorities to construct the Tenant Improvements.

          LANDLORD'S ALLOWANCE: An amount equal to $163,758.00. Any unused portion of Landlord's Allowance for the Tenant Improvements shall remain the property of Landlord, and Tenant shall have no interest in said funds.

          LANDLORD DELAY: A Landlord Delay shall mean a delay incurred by Tenant in Substantially Completing the Tenant Improvements due to a delay by Landlord or its architect in providing written notice of approval or disapproval of the Working Drawings within the time periods and as provided in section 2.1 of this Exhibit. Tenant shall notify Lessor within five (5) days after Tenant knows of an event constituting such a Landlord Delay and of the length of the delay as reasonably determined by the Architect.

          SUBSTANTIAL COMPLETION, SUBSTANTIALLY COMPLETE, AND SUBSTANTIALLY COMPLETED (OR SIMILAR PHRASE): The foregoing shall mean when the following have occurred or would have occurred but for any delay cause by Tenant:

               (a) the Tenant has delivered to Landlord a certificate from the Architect, in a form reasonably approved by Landlord, that the Tenant Improvements have been Substantially Completed substantially in accordance with the Final Plans; and

               (b) Tenant has obtained from the appropriate governmental authority a certificate of occupancy (or all building permits with all inspections approved or the equivalent) and all other approvals and permits for the Premises permitting occupancy and use of the Premises for its permitted use under the Lease.

          TENANT IMPROVEMENTS: The improvements to be constructed in accordance with the Final Plans, including, without limitation, Tenant's identification sign on the monument located on the grass burn on Barber Lane. Said work shall include architectural, mechanical and electrical work and life safety systems, and shall be in accordance with the criteria, procedures and schedules referred to in this Exhibit. The Tenant Improvements shall comply in all respects with all applicable laws, statutes, ordinances, building codes and regulations (collectively, "Applicable Laws").

          CONSTRUCTION COSTS: All costs, expenses, fees, taxes and charges to construct the Tenant Improvements, including, without limitation, the following:

               (1) architects, engineers and consultants in the preparation of the Preliminary Plans and the Final Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects of such plans for the Tenant Improvements, and for processing governmental applications and applications for payment, observing construction of the work, and other customary engineering, architectural, interior design and space planning services;

               (2) surveys, reports, environmental and other tests and investigations of the site and any improvements thereon;

               (3) labor, materials, equipment and fixtures supplied by the Contractor, its subcontractors and/or materialmen, including, without limitation, charges for a job superintendent and project representative;

               (4) the furnishing and installation of all heating, ventilation and air conditioning duct work, terminal boxes, distributing defusers and accessories required for completing the heating, ventilation and air-conditioning system in the Premises, including costs of meter and key control for after-hour usage, if required by Landlord;

               (5) all electrical circuits, wiring, lighting fixtures, and tube outlets furnished and installed throughout the Premises, including costs of meter;

               (6) all window and floor coverings in the Premises, including, without limitation, all treatment and preparatory work required for the installation of floor coverings over the concrete or other structural floor;

               (7) all fire and life safety control systems , such as fire walls, wiring and accessories installed within the Building;

               (8) all plumbing, fixtures, pipes and accessories installed within the Building;

               (9) fees charged by the city and/or county where the Building is located (including, without limitation, fees for building permits and approvals and plan checks) required for the work in the Building;

               (10) all taxes, fees, charges and levies by governmental and quasi-governmental agencies for authorization, approvals, licenses and permits; and all sales, use and excise taxes for the materials supplied and services rendered in connection with the installation and construction of the Tenant Improvements; and

               (11) all costs and expenses incurred to comply with all Applicable Laws of any governmental authority for any work at the Project in order to construct the Tenant Improvements.

               The term Construction Costs under this Exhibit shall not include
(i) any fees, costs, expenses, compensation or other consideration payable to Tenant, or any of its officers, directors, employees or affiliates, or (ii) the cost any of Tenant's furniture, artifacts, trade fixtures, telephone and computer systems and related facilities, or equipment. Any fees or costs referred to in clauses (i) or (ii) above shall be paid by Tenant without resort to Landlord's Allowance.

                   ARTICLE 2 CONSTRUCTION OF TENANT IMPROVEMENTS

     2.1  PREPARATION OF PLANS.

          (a) SPACE PLAN. Tenant has caused to be prepared a space plan for the Tenant Improvements a copy of which is attached hereto as Exhibit B-1, which space plan has been approved by the parties (the "Space Plan").

          (b) FINAL PLANS. Tenant shall cause the Architect to prepare final working drawings, which shall be consistent with the Space Plan, compatible with the design, construction and equipment of the Building, comply with all Applicable Laws, capable of logical measurement and construction, and contain all such information as may be required for obtaining all permits and other governmental approvals for the construction of the Tenant Improvements (the "Working Drawings"). Within thirty (30) days after approval of the Effective Date, Tenant shall submit two copies of the Working Drawings to Landlord for its review and approval in its reasonable discretion. Within ten (10) days after receipt of the Working Drawings, Landlord shall notify Tenant in writing that
(i) Landlord approves of such Working Drawings, or (ii) Landlord disapproves of such Working Drawings, the basis for disapproval and the changes requested by Landlord. Tenant shall cause the Working Drawings to be revised and shall submit the revised Working Drawings to Landlord for its review and approval as provided in this section. If Landlord disapproves of the Working Drawings in any respect, the parties shall confer and negotiate in good faith to reach written agreement on the Working Drawings within five (5) business days thereafter for the first (1st) disapproval and three (3) business days thereafter. Upon such agreement, Tenant shall cause the Working Drawings to be revised and shall submit the revised Working Drawings to Landlord for its review and approval as provided in this section. Landlord shall approve or reasonably disapprove of such revised Working Drawings within three (3) business days after delivery of such Working Drawings to Landlord. If Landlord disapproves the revised Working Drawings, the parties shall again meet and confer in accordance with this paragraph until the parties agree on the Working Drawings. If Landlord disapproves of the second set of Working Drawings within said three (3) business day time period and such disapproval or failure to agree is not based on a Design Problem, then each day after the end of said three (3) business day time period shall constitute a Landlord Delay and if Tenant is unable to conduct its business in all of the Premises as a result, Tenant shall be entitled to a partial abatement in rent for each day of such Landlord Delay. Such abatement in rent shall be limited to the square footage of the Premises in which Tenant is constructing the Tenant Improvements and is unable to construct the Tenant Improvements pending approval of such Working Drawings. The Working Drawings approved in writing by the parties shall be referred to as the "Final Plans."

          (c) GENERAL. It is the responsibility of Tenant to assure that the Final Plans and the Tenant Improvements constructed thereunder conform to all of the Applicable Laws. Tenant shall submit to Landlord one (1) reproducible and four (4) prints of the Final Plans.

     2.2 SELECTION AND APPROVAL OF CONTRACTOR. The Contractor shall be familiar with all Applicable Laws. In addition, any subcontractor performing any work on the life safety or alarm systems or work affecting the roof shall be subject to Landlord's prior written approval in its reasonable discretion and Landlord may require the Tenant use Landlord's contractor or a specific subcontractor for any such work. Landlord shall provide written notice of approval or disapproval within five (5) business days after Tenant's request for such approval. Tenant may request that Landlord approve three (3) or more Contractors prior to competitive bidding, in which case Tenant may select any one of the Contractors approved by Landlord. The construction contract shall be subject to the prior written approval of Landlord in its reasonable discretion and shall require, among other things, that the Contractor (a) obtain and deliver to Landlord evidence of insurance required by Landlord, and (b) execute, obtain and deliver to Tenant lien waivers in the form required under Applicable Law from the Contractor and all of its subcontractors and suppliers, and (c) monthly progress payments, with a ten percent (10%) retention. The failure of Landlord to provide its written notice of approval or disapproval (which shall include the basis for such disapproval) of such contract within five (5) days after Landlord's receipt of such request shall be deemed an approval by Landlord of such contract.

     2.3 INFORMATION PROVIDED BY LANDLORD. Acceptance or approval of any plan, drawing or specification, including, without limitation, the Preliminary Plans and the Final Plans, by Landlord shall not constitute the assumption of any responsibility by Landlord for the accuracy or sufficiency of such plans and material, and Tenant shall be solely responsible therefor. Tenant agrees and understands that the review of all plans pursuant to the Lease or this Exhibit by Landlord is to protect the interests of Landlord in the Building, and Landlord shall not be the guarantor of, nor responsible for, the correctness, completeness or accuracy of any such plans or compliance of such plans with Applicable Laws. Landlord shall promptly furnish to Tenant upon request all information regarding the Premises and Building within Landlord's possession and which is reasonably requested by Tenant Architect or Contractor, including, without limitation, any "as built" drawings, plumbing, mechanical, electrical, and any other engineering reports that are necessary to prepare the plans to construct the Tenant Improvements. Any information that may have been furnished to Tenant by Landlord or others about the mechanical, electrical, structural, plumbing or geological (including soil and sub-soil) characteristics of the Building or Project (hereinafter referred to as the "Site Characteristics") are for Tenant's convenience only, and Landlord does not represent or warrant that the Site Characteristics are accurate, complete or correct or that the Site Characteristics are as indicated. Any information that has been furnished by Landlord to Tenant has been delivered on the expressed condition and understanding that Tenant will independently verify whether such information is accurate, complete or correct and not rely on such information provided by Landlord.

     2.4 NO RESPONSIBILITY OF LANDLORD. Landlord's approval of any plans, including, without limitation, the Preliminary Plans or the Final Plans, shall not: (i) constitute an opinion or agreement by Landlord that such plans and Tenant Improvements are in compliance with all Applicable Laws, (ii) impose any present or future liability on Landlord; (iii) constitute a waiver of Landlord's rights hereunder or under the Lease or this Exhibit; (iv) impose on Landlord any responsibility for a design and/or construction defect or fault in the Tenant Improvements, or (v) constitute a representation or warranty regarding the accuracy, completeness or correctness thereof.

     2.5 ACTUAL REVIEW COSTS. Tenant shall pay to Landlord its actual costs incurred for Landlord's architect to review the Working Drawings and Final Plans to the extent Landlord determines it reasonably necessary to engage an outside architectural firm to assist in the review of such drawings and plans. All such reimbursements shall be made within ten (10) days after receipt of written invoice for same.

     2.6 CHANGES. After approval of the Preliminary Plans or Final Plans by Landlord and Tenant, any changes in the Preliminary Plans or Final Plans shall require the prior written consent of Landlord and the parties shall follow the same process as was required under sections 3.2 for approval of plans. Any change requested by Tenant that is approved in writing by Landlord shall be prepared by the Architect and shall be subject to the review and approval of Landlord's architect in its reasonable discretion. The cost of such changes, including the cost to revise such plans, obtain any additional permits and construct any additional improvements required as a result thereof, and the cost for materials and labor, and all other additional costs incurred by Tenant from resulting delays in completing the Tenant Improvements, shall be included as part of the Construction Costs for the Tenant


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

Improvements. Notwithstanding the foregoing, Tenant may order minor field changes which do not affect the Building structure, Building systems or the exterior appearance of the Premises or Building without Landlord's prior approval; provided, however, that Tenant shall promptly notify Landlord of any such change.

     2.7 CONSTRUCTION BUDGET FOR TENANT IMPROVEMENTS. After approval of the Final Plans by Landlord and Tenant as provided above, Tenant shall prepare a detailed estimate of the Construction Costs for the Tenant Improvements (the "Construction Budget"). Tenant shall not make any changes in the Construction Budget that (a) will result in a change in the Tenant Improvements that is not comparable in structure, design or quality of the Tenant Improvements approved by Landlord in the Final Plans, or (b) result in any change in the exterior of the Premises or a change visible from the exterior of the Premises. Landlord shall provide its approval or disapproval for any change in the Construction Budget within five (5) business days after receipt of such request by Tenant. The failure of Landlord to provide such approval or disapproval shall be deemed an approval. Landlord's approval of the Construction Budget, and any changes thereto, shall not under any circumstances constitute an agreement by Landlord to pay any costs or expenses in excess of Landlord's Allowance.

     2.8 BUILDING PERMITS AND APPROVALS. Not later than after approval by Landlord and Tenant of the Final Plans as provided above, Tenant or its Contractor shall submit the Final Plans to the appropriate governmental body for plan checking and all building permits and other governmental and quasi-governmental approvals.

     2.9 CONDUCT OF WORK. Tenant shall confine the construction activity to within the Premises as much as possible and shall work in an orderly manner removing trash and debris from the project on a regular basis. All such work shall be undertaken in compliance with all Applicable Laws and the Lease. If Tenant fails to comply with these requirements, Landlord shall have the right, but not the obligation, to cause remedial action (at Tenant's cost) as deemed necessary by Landlord to protect the public. Tenant shall complete construction of the Tenant Improvements free and clear of all liens, security interests and encumbrances of any kind.

          (a) PRE-CONSTRUCTION SUBMITTALS TO LANDLORD. A minimum of five (5) days prior to the commencement of construction, Tenant shall submit the following items to Landlord:

               (1) A certificate setting forth the proposed commencement date of construction and the estimated completion dates of construction work, fixturing work and projected opening date;

               (2) Certificates of all insurance required under the Lease and this Exhibit;

               (3) Copies of all building permits, and all other permits and approvals required by governmental agencies to construct the Tenant Improvements; and

               (4) Copies of all the construction contract with Tenant's Contractor.

          (b) DELAYS. Tenant shall with reasonable diligence prosecute construction of the Tenant Improvements to complete all work by the Commencement Date. Any delay in completing such work, including any delay as a result of governmental delays, acts of God and other events beyond the control of Tenant, shall not extend or delay the time for the commencement of payment Rent or any other sum under the Lease; provided, however, that Tenant may be entitled to a partial abatement in rent for a Landlord Delay to the extent provided in section 2.1(b) hereof.

          (c) CORRECTION OF WORK. Landlord may reject any portion of the Tenant Improvements which is defective or not in conformity with the Final Plans. Landlord shall not be responsible for correcting the portions of the Tenant Improvements which were defective or not in compliance with the Final Plans; all such work shall be the responsibility of Tenant at its sole cost and expense.

     2.10 NOTICE OF COMPLETION; COPY OF RECORD SET OF PLANS. Within ten (10) days after final completion of construction of the Tenant Improvements, Tenant shall cause a notice of completion (or the equivalent notice required under local law to provide notice to all contractors, subcontractors and materialmen that the work is completed and the time for filing any mechanic's lien is running) to be recorded in the Official Records of the County where the Building is located, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense.
At the conclusion of construction: (i) Tenant shall cause the Architect or Contractor (A) to update the Final Plans as necessary to reflect all changes made to the Final Plans during the course of construction, (B) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises; and (ii) Tenant shall deliver to Landlord a copy of all signed building permits and certificates of occupancy, and all warranties, guaranties, and operating manuals and information relating to the improvements, equipment and systems in the Premises.

     2.11 TENANT'S PARTIES AND INSURANCE. The Contractor and all subcontractors, laborers, materialmen, and suppliers used by Tenant collectively shall be referred to as "Tenant's Parties".


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

          (a) INDEMNITY. Tenant's indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Parties, or any one directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment.

          (b) REQUIREMENTS OF TENANT'S PARTIES. Each of Tenant's Parties shall guarantee to Tenant and Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant's Parties shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors, and (ii) the date when the Tenant Improvements have been Substantially Completed. All such warranties or guarantees as to material or workmanship of or with respect to the Tenant Improvements shall be contained in the construction contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

          (c) INSURANCE REQUIREMENTS. In addition to the insurance requirements set forth in the Lease, Tenant shall comply with the following requirements:

               (1) GENERAL COVERAGES. Ensure that the Contractor carries worker's compensation insurance covering all of their respective employees, and shall also carry not less than $1,000,000 of commercial liability insurance, including property damage, in form and with companies as are required to be carried by Tenant as set forth in the Lease.

               (2) SPECIAL COVERAGE. Tenant shall carry or cause the Contractor to carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant's Parties shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $1,000,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in the Lease.

               (3) GENERAL TERMS. Certificates for all insurance carried pursuant to the foregoing sections shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days' prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. Tenant's Parties shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for three (3) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this section except for Workers' Compensation shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant's Parties. All insurance, except Workers' Compensation, maintained by Tenant's Parties shall preclude or waive subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects Landlord and Tenant and that any other insurance maintained by Landlord or Tenant is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under the Lease or this Exhibit.

     2.12 LABOR MATTERS. Tenant shall use reasonable efforts to perform or cause Tenant's contractor to perform all work in the making and/or installation of any repairs, alterations or improvements in a manner so as to avoid any labor dispute which causes or is likely to cause stoppage or impairment of work or delivery service or any other services in the Project. In the event there shall be any such stoppage or impairment as the result of any such labor dispute or potential labor dispute, Tenant shall promptly undertake such actions as may be reasonably necessary to eliminate such dispute or potential dispute.

     2.13 TEMPORARY FACILITIES DURING CONSTRUCTION. Tenant shall obtain in its name and pay for all temporary utility facilities, and the removal of debris, as necessary and required in connection with the construction of the Premises. Storage of Tenant's contractors' construction material, tools, equipment and debris shall be confined to the Premises and any other areas designated for such purposes by Landlord. Landlord shall not be responsible for any loss or damage to Tenant's and/or Tenant's contractors' equipment. In no event shall any materials or debris be stored in the malls or service or exit corridors of the Project.


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

     2.14 MISCELLANEOUS. The Tenant Improvements shall be subject to the reasonable inspection and approval of Landlord and its supervisory personnel. All contractors engaged by Tenant shall be bondable, licensed contractors, possessing good labor relations, capable of performing quality workmanship.

                      ARTICLE 3 PAYMENT OF CONSTRUCTIONS COSTS

     3.1 PAYMENT OF COSTS. Tenant shall pay for the Tenant Improvements, except for the Landlord's Allowance which Landlord shall advance as hereinafter provided. Landlord shall only be responsible for payment of up to the amount of Landlord's Allowance for the Tenant Improvements. If the Tenant Improvement Costs for the Tenant Improvements is greater than the amount of the Landlord's Allowance, Tenant shall be solely responsible for such additional costs.

     3.2 PAYMENT BY LANDLORD. Landlord shall make one payment of the Landlord's Allowance within thirty (30) days after receipt by Landlord of (i) copies of all applicable building permits reflecting final sign-off by the local governmental authority, (ii) a copy of the as-built Final Plans for the Tenant Improvements, and (iii) unconditional lien waivers from the general contractor and all subcontractors and suppliers (iv) receipt and approval by Landlord of the Architect's certificate referred to in the definition of Substantial Completion in this Exhibit, which approval shall not be unreasonably withheld.

                            ARTICLE 4 GENERAL PROVISIONS

     4.1 TENANT'S REPRESENTATIVE. Tenant hereby authorizes Paul A. Reda, Director of Facilities for Tenant, located at 540 Alder Drive, Milpitas, California 95035, as Tenant's representative to act on its behalf and represents its interests with respect to all matters which pertain to the construction of Tenant Improvements, and to make decisions binding upon Tenant with respect to such matters.

     4.2 LANDLORD'S REPRESENTATIVE. Landlord hereby authorizes Ruth L. Cornthwiate, Portfolio Manager, of Gibson Speno Management Co., located at 5994
W. Las Positas Boulevard, Suite 203, Pleasanton, California, as Landlord's representative to act on its behalf and represents its interests with respect to all matters which pertain to the construction of Tenant Improvements, and to make decisions binding upon Landlord with respect to such matters.

     4.3 REMOVAL OF TENANT IMPROVEMENTS. At the time when Landlord approves of the Final Plans, Landlord shall advise Tenant if all or any portion of the Tenant Improvements will have to be removed by Tenant at its expense at or prior to the expiration or earlier termination of the Lease as part of Tenant's surrender obligations under section 15.2 of the Lease. As provided in section
15.2 of the Lease, if Landlord advises Tenant at the time Landlord approves of the Final Plans that all or any portion of the Tenant Improvements must be removed at the expiration or earlier termination of the Lease, Landlord shall also have the right, but not the obligation, to notify Tenant at least thirty
(30) days prior to the expiration of the Lease that all or part of such Tenant Improvements must remain at the Premises.


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




                                    EXHIBIT B-1

                                     SPACE PLAN




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